Exhibit 2.1

Scheme Implementation Agreement

Lonestar Resources Limited

Lonestar Resources US Inc.

Baker & McKenzie

ABN 32 266 778 912

AMP Centre
Level 27
50 Bridge Street
Sydney NSW 2000
Australia

www.bakermckenzie.com

Table of contents

1	Definitions and interpretation	1

2	Agreement to propose Schemes	8

3	Conditions	8

4	Schemes of arrangement	12

5	Implementation	14

6	Warranties	17

7	Termination	18

8	Costs and stamp duty	19

9	Notices	19

10	General	21

Annexure 1		25
Timetable		25

Annexure 2		26
Share Scheme of Arrangement		26

Annexure 3		12
Lonestar Option Scheme of Arrangement		12

Annexure 4		11
Non-employee Option Scheme of Arrangement		11

Annexure 5		11
Deed Poll		11

i

Title	Scheme Implementation Agreement

Date	2015

Parties	Lonestar Resources Ltd (ABN 36 058 714 408) of Level G, 11 Ventnor Ave, West Perth WA 6005 (Lonestar)

Lonestar Resources US Inc. (a corporation formed in the State of Delaware, United States of America) of 600 Bailey Avenue, Suite 200, Fort Worth, Texas, United States of America (Holdco)

Recitals

A                                      Lonestar will effect a redomiciliation by schemes of arrangement under Part 5.1 of the Corporations Act which would change the jurisdiction of the holding company of the Lonestar Group from Australia to the State of Delaware, US.

B                                      Lonestar and Holdco propose to implement the Share Scheme and Option Schemes for Holdco to acquire all of the fully paid ordinary shares and issued options of Lonestar on the terms and conditions of this Agreement.

C                                      As a result of the Schemes, Lonestar will become a wholly-owned subsidiary of Holdco.

Operative provisions

1                                        Definitions and interpretation

Definitions

1.1                              In this Agreement, unless the context otherwise requires:

Adviser means, in relation to an entity, its legal, financial and other expert advisers (not including the Independent Expert).

AIFRS means the International Financial Reporting Standards as adopted in Australia.

ASIC means the Australian Securities and Investments Commission.

ASIC Review Period means the period from the date on which a draft of the Scheme Booklet is provided to ASIC for its review pursuant to section 411(2) of the Corporations Act to the date on which ASIC confirms that it does not intend to make any submissions at the Court hearing on the First Court Date or otherwise object to the Scheme and Option Scheme.

Associate has the meaning given in Division 2 of Part 1.2 of the Corporations Act as if section 12(1) of that Act included a reference to this Agreement and Lonestar were the designated body.

ASX means ASX Limited (ACN 008 624 691) or, where the context requires, the securities market which it operates.

Business Day means a day that is not a Saturday, Sunday or a public holiday or bank holiday in Sydney.

Claim means a demand, claim, action or proceeding, however arising and whether present, unascertained, immediate, future or contingent, including any claim for specific performance.

Corporations Act means the Corporations Act 2001 (Cth).

Court means a court of competent jurisdiction under the Corporations Act.

Deed Poll means the deed poll to be executed by Holdco substantially in the form of Annexure 5 under which Holdco covenants in favour of Lonestar Shareholders and Optionholders to perform its obligations under this Agreement, the Share Scheme and Option Schemes.

Dispatch Date means the day that the Scheme Booklet is dispatched to Lonestar Shareholders and Optionholders.

Effective Date means the date on which an office copy of the Court orders made under section 411(4)(b) of the Corporations Act approving the Share Scheme and/or the Lonestar Option Scheme and/or the Non-employee Option Scheme are lodged with ASIC.

Effective means, when used in relation to the Share Scheme and Option Schemes, the coming into effect, under section 411(10) of the Corporations Act, of the Court orders made under section 411(4)(b) of the Corporations Act in relation to the relevant Scheme.

Excluded Shareholder means a person to be identified.

Excluded Shares means the Lonestar Shares held by the Excluded Shareholder on the Scheme Record Date.

First Court Date means the date of the hearing by the Court of the application to order the convening of the Scheme Meetings under section 411(1) of the Corporations Act.

Government Agency means a:

(a)                                government, whether foreign, federal, state, territorial or local;

(b)                                department, office or minister of a government (whether foreign, federal, state, territorial or local) acting in that capacity; or

(c)                                 commission, delegate, instrumentality, agency, board, or other government, semi-government, judicial, administrative, monetary or fiscal authority, whether statutory or not and whether foreign, federal, state, territorial or local, and includes ASX, ASIC, the Foreign Investment Review Board and the Takeovers Panel.

GST means goods and services tax as defined in A New Tax Systems (Goods and Services Tax) Act 1999 (Cth), or any like tax.

Holdco Employee Option means a Holdco Option granted under the Holdco Employee Stock Option Plan.

Holdco Employee Stock Option Plan means the Lonestar Resources US Inc. 2016 Incentive Plan, to be approved by Holdco prior to the Lonestar Option Scheme Meeting.

Holdco Indemnified Party means Holdco and its Representatives.

Holdco Option means an option to subscribe for a Holdco Share and includes Holdco Employee Options.

Holdco Scheme Information means information about Holdco which is provided to Lonestar by or on behalf of Holdco to enable the Scheme Booklet to be prepared in accordance with all applicable laws, applicable ASIC guidance and policies and the Listing Rules, or to the Independent Expert to enable it to prepare its report.

Holdco Share means a share of voting common stock in Holdco.

Holdco Warranties means the representations and warranties of Holdco set out in clause 6.2.

Implementation Date means the third Business Day after the Scheme Record Date.

Implementation means the implementation of the applicable Share Scheme and/or Option Schemes, on it becoming Effective under section 411(10) of the Corporations Act.

Independent Expert means an expert independent of the parties engaged by Lonestar to opine (and prepare a report for inclusion in the Scheme Booklet) on whether the Share Scheme and Option Schemes are in the best interests of Lonestar Shareholders and Optionholders, respectively.

Ineligible Foreign Shareholder means a Scheme Shareholder whose address, as shown in the Register (as at the Scheme Record Date), is in a place outside Australia and Australia’s external territories, Hong Kong, Jersey, New Zealand, Papua New Guinea, Singapore, United Kingdom or US, unless Holdco is satisfied, acting reasonably, that the laws of that place permit the allotment and issue of Holdco Shares to that Scheme Shareholder, either unconditionally or after compliance with conditions that Holdco in its sole discretion regards as acceptable and not unduly onerous or impracticable.

Listing Rules means the listing rules of ASX as amended from time to time.

Lonestar Board means the board of directors of Lonestar as constituted from time to time.

Lonestar Group means Lonestar and each of its Subsidiaries.

Lonestar Indemnified Party means each member of the Lonestar Group and their respective Representatives.

Lonestar Option means options to acquire by way of issue Lonestar Shares, that are the existing Class A and Class B Options held by current and former Lonestar Group employees.

Lonestar Option Scheme means the scheme of arrangement, substantially in the form set out in Annexure 3 under Part 5.1 of the Corporations Act between Lonestar and Lonestar Optionholders, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act.

Lonestar Option Scheme Meeting means the meeting of Lonestar Optionholders ordered by the Court to be convened under section 411(1) of the Corporations Act.

Lonestar Optionholder means a person who holds Lonestar Options.

Lonestar Optionholder Approval means a resolution by Lonestar Optionholders in favour of the Lonestar Option Scheme passed by the majorities required under section 411(4)(a)(i) of the Corporations Act.

Lonestar Scheme Information means all information included in the Scheme Booklet other than the Holdco Scheme Information and the Independent Expert’s report.

Lonestar Share means an issued fully paid ordinary share in Lonestar.

Lonestar Shareholder Approval means a resolution by Lonestar Shareholders in favour of the Share Scheme passed by the majorities required under section 411(4)(a)(ii) of the Corporations Act.

Lonestar Shareholder means each person who is registered in the Register as a holder of Lonestar Shares.

Lonestar Warranties means the representations and warranties of Lonestar set out in clause 6.1.

Nasdaq means the Nasdaq Global Market or such other Nasdaq market on which the Holdco Shares may be listed or quoted.

Non-employee Option means options to acquire by way of issue Lonestar Shares, other than the Lonestar Options.

Non-employee Option Scheme means the scheme of arrangement, substantially in the form set out in Annexure 4 under Part 5.1 of the Corporations Act between Lonestar and Non-employee Optionholders, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act.

Non-employee Option Scheme Meeting means the meeting of Non-employee Optionholders ordered by the Court to be convened under section 411(1) of the Corporations Act.

Non-employee Optionholder Approval means a resolution by Non-employee Optionholders in favour of the Non-employee Option Scheme passed by the majorities required under section 411(4)(a)(i) of the Corporations Act.

Non-employee Optionholders means a person who holds Non-employee Options.

Officer means, in relation to an entity, its directors, officers and employees.

Option means an option to subscribe for a Lonestar Share, being the Lonestar Options and Non-employee Options.

Option Scheme Consideration means the consideration to be provided to Scheme Optionholders under the terms of the Option Schemes for the cancellation of the Options as set out in clause 4.

Option Scheme Meetings means the Lonestar Option Scheme Meeting and the Non-employee Option Scheme Meeting.

Option Schemes means the Lonestar Option Scheme and Non-employee Option Scheme.

Optionholder means a holder of an Option.

Register means the register of shareholders or optionholders, as applicable, of Lonestar.

Regulatory Consents has the meaning given to that term in clause 3.1(f).

Related Body Corporate has the meaning given to that term in the Corporations Act.

Representative means, in relation to an entity:

(a)                                 each of the entity’s Related Bodies Corporate; and

(b)                                 each of the Officers and Advisers of the entity or any of its Related Bodies Corporate.

Scheme Booklet means the document including the information described in clause 5.1(a) to be approved by the Court and dispatched to Lonestar Shareholders and Optionholders.

Scheme Lonestar Optionholder means each person who holds Lonestar Options as at the Scheme Record Date.

Scheme Meetings means the Share Scheme Meeting and Option Scheme Meetings.

Scheme Non-employee Optionholder means each person who holds Non-employee Options as at the Scheme Record Date.

Scheme Optionholder means a Scheme Lonestar Optionholder and Scheme Non-employee Optionholder, or either one of them as relevant.

Scheme Record Date means 7.00 pm on the third Business Day after the Effective Date.

Scheme Share means a Lonestar Share as at the Scheme Record Date, other than Lonestar Shares held by the Excluded Shareholder.

Scheme Shareholder means each person who holds Scheme Shares.

Schemes means the Share Scheme and Option Schemes.

Second Court Date means the date of the hearing by the Court of the application to approve the Share Scheme and Option Schemes under section 411(4)(b) of the Corporations Act.

Share Scheme Consideration means the consideration to be provided to Scheme Shareholders under the terms of the Scheme for the transfer to Holdco of their Scheme Shares as described in clause 4.

Share Scheme means the scheme of arrangement, substantially in the form set out in Annexure 2 under Part 5.1 of the Corporations Act between Lonestar and Scheme Shareholders, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act.

Share Scheme Meeting means the meeting of Lonestar Shareholders (other than the Excluded Shareholder) ordered by the Court to be convened under section 411(1) of the Corporations Act.

Subsidiary has the meaning given to that term in the Corporations Act.

Sunset Date means 5.00 pm on 30 June 2016 or such other date and time agreed in writing between Lonestar and Holdco.

Timetable means the indicative timetable set out in Annexure 1.

Transaction Period means the period between the date of this Agreement and the earliest of:

(a)                                the Implementation Date;

(b)                                the date this Agreement is terminated in accordance with its terms; and

(c)                                 the Sunset Date.

Treasurer means the Treasurer of the Commonwealth of Australia.

US means the United States of America.

US$ means US currency.

Voting Power has the meaning given to that term in Chapter 6 of the Corporations Act.

Interpretation

1.2                              In this Agreement:

(a)                                unless the context requires another meaning, a reference:

(i)                                    to the singular includes the plural and vice versa;

(ii)                                 to a gender includes all genders;

(iii)                              to a document (including this Agreement) is a reference to that document (including any Schedules and Annexures) as amended, consolidated, supplemented, novated or replaced;

(iv)                             to an agreement includes any undertaking, representation, deed, agreement or legally enforceable arrangement or understanding whether written or not;

(v)                                to a party means a party to this Agreement;

(vi)                             to an item, Recital, clause, Schedule or Annexure is to an item, Recital, clause, Schedule or Annexure of or to this Agreement;

(vii)                          to a notice means a notice, approval, demand, request, nomination or other communication given by one party to another under or in connection with this Agreement;

(viii)                       to a person (including a party) includes:

(A)                              an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency;

(B)                              the person’s successors, permitted assigns, substitutes, executors and administrators; and

(C)                              a reference to the representative member of the GST group to which the person belongs to the extent that the representative member has assumed rights, entitlements, benefits, obligations and liabilities which would remain with the person if the person were not a member of a GST group;

(ix)                             to a law includes any legislation, judgment, rule of common law or equity or rule of any applicable stock exchange, and is a reference to that law as amended, consolidated, supplemented or replaced and includes a reference to any regulation, by-law or other subordinate legislation;

(x)                                to proceedings includes litigation, arbitration and investigation;

(xi)                             to a judgment includes an order, injunction, decree, determination or award of any court or tribunal;

(xii)                          to time is to prevailing Sydney time; and

(xiii)                       to $ means the lawful currency of Australia;

(b)                                the words “including” or “includes” means “including, but not limited to”, or “includes, without limitation” respectively;

(c)                                 where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)                                headings are for convenience only and do not affect interpretation of this Agreement;

(e)                                 if a payment or other act must (but for this clause) be made or done on a day that is not a Business Day, then it must be made or done on the next Business Day; and

(f)                                  if a period must be calculated from, after or before a day or the day of an act or event, it must be calculated excluding that day.

Construction

1.3                              This Agreement may not be construed adversely to a party only because that party or its legal advisers were responsible for preparing it.

Payments

1.4                              Unless otherwise expressly provided in this Agreement, where an amount is required to be paid to a party (the Receiving Party) by another party under this Agreement, that amount must be paid:

(a)                                in immediately available and irrevocable funds by electronic transfer to a bank account or accounts notified by the Receiving Party in writing on or before the due date for payment, or in other such immediately payable funds as the parties agree; and

(b)                                without deduction, withholding or set-off.

In this clause 1.4, a Receiving Party does not include a Scheme Shareholder or Scheme Optionholder.

Best and reasonable endeavours

1.5                              Any provision of this Agreement which requires a party to use best endeavours, or reasonable endeavours, or to take all steps reasonably necessary or desirable, (including to procure that something is performed or occurs) does not include an obligation:

(a)                                to pay any significant sum of money or to provide any significant financial compensation, valuable consideration or any other incentive to or for the benefit of any person, except for payment of any applicable fee for the lodgement or filing of any relevant application with any Government Agency or fees to any professional advisers; or

(b)                                to commence any legal proceeding against any person,

except in accordance with the express terms of this Agreement.

2                                        Agreement to propose Schemes

2.1                              Lonestar will propose and seek to implement the Schemes in accordance with this Agreement and the Corporations Act.

2.2                              Holdco will comply with its obligations under the Schemes and the Deed Poll, and provide reasonable assistance to Lonestar in proposing and implementing the Schemes in accordance with this Agreement.

3                                        Conditions

Conditions to Share Scheme

3.1                              Subject to this clause 3, the Share Scheme will not become Effective and the obligations of the parties in relation to the Share Scheme (including the obligations of Holdco to provide the Share Scheme Consideration to Scheme Shareholders under the Deed Poll) will not become binding until each of the following conditions is satisfied or waived in accordance with clauses 3.5 to 3.7:

(a)                                (Orders convening Share Scheme Meeting) The Court orders the convening of the Share Scheme Meeting under section 411(1) of the Corporations Act.

(b)                                (Lonestar Shareholder Approval) Lonestar Shareholder Approval is obtained at the Share Scheme Meeting.

(c)                                 (Court approval of Share Scheme) The Court makes orders under section 411(4)(b) of the Corporations Act approving the Share Scheme on the Second Court Date.

(d)                                (Order lodged with ASIC) An office copy of the Court orders approving the Share Scheme is lodged with ASIC as contemplated by section 411(10) of the Corporations Act on or before the Sunset Date.

(e)                                 (No prohibitive orders) Prior to 8.00 am on the Second Court Date, no Government Agency takes any action, or imposes any legal restraint or prohibition, to prevent the implementation of the Share Scheme (or any transaction contemplated by the Share Scheme), which remains in force at 8.00 am on the Second Court Date.

(f)                                  (Regulatory Consents) All approvals or consents required from any Government Agency to implement the Share Scheme (other than the approval of the Court of the Share Scheme under section 411(4)(b) of the Corporations Act) are obtained (or deemed obtained) and not withdrawn by 8.00 am on the Second Court Date (Regulatory Consents), including ASIC and ASX providing all consents and approvals and do all other acts which are necessary or reasonably desirable to implement the Share Scheme.

(g)                                 (Nasdaq approval for listing) Prior to 8.00 am on the Second Court Date, the Holdco Shares shall have been authorised for listing on Nasdaq, subject to official notice of issuance following the implementation of the Share Scheme.

(h)                                (Independent Expert’s report) The Independent Expert issues its report before the date on which the Scheme Booklet is provided to ASIC and the Independent Expert concludes that the Share Scheme is in the best interest of Lonestar Shareholders (and does not change that conclusion prior to 8.00 am on the Second Court Date).

Conditions to Lonestar Option Scheme

3.2                              Subject to this clause 3, the Lonestar Option Scheme will not become Effective and the obligations of the parties in relation to the Lonestar Option Scheme (including the obligations of Holdco under the Deed Poll to provide the relevant Option Scheme Consideration to Scheme Lonestar Optionholders) will not become binding until each of the following conditions is satisfied.

(a)                                (Court approval of Share Scheme) The Court makes orders under section 411(4)(b) of the Corporations Act approving the Share Scheme on the Second Court Date.

(b)                                (Lonestar Optionholder Approval) Lonestar Optionholder Approval is obtained at the Lonestar Option Scheme Meeting;

(c)                                 (Court approval of Lonestar Option Scheme) The Court makes orders under section 411(4)(b) of the Corporations Act approving the Lonestar Option Scheme on the Second Court Date.

(d)                                (Order lodged with ASIC) An office copy of the Court orders approving the Lonestar Option Scheme is lodged with ASIC as contemplated by section 411(10) of the Corporations Act on or before the Sunset Date.

(e)                                 (No prohibitive orders) Prior to 8.00 am on the Second Court Date, no Government Agency takes any action, or imposes any legal restraint or prohibition, to prevent the implementation of the Lonestar Option Scheme (or any transaction contemplated by the Lonestar Option Scheme), which remains in force at 8.00 am on the Second Court Date.

(f)                                  (Regulatory Consents) All approvals or consents required from any Government Agency to implement the Lonestar Option Scheme (other than the approval of the Court of the Lonestar Option Scheme under section 411(4)(b) of the Corporations Act) are obtained (or deemed obtained) and not withdrawn by 8.00 am on the Second Court Date, including ASIC and ASX providing all consents and approvals and do all other acts which are necessary or reasonably desirable to implement the Lonestar Option Scheme.

(g)                                 (Independent Expert’s report) The Independent Expert issues its report before the date on which the Scheme Booklet is provided to ASIC and the Independent Expert concludes that the Lonestar Option Scheme is in the best interest of Lonestar Optionholders (and does not change that conclusion prior to 8.00 am on the Second Court Date).

Conditions to Non-employee Option Scheme

3.3                              Subject to this clause 3, the Non-employee Option Scheme will not become Effective and the obligations of the parties in relation to the Non-employee Option Scheme (including the obligations of Holdco under the Deed Poll to provide the relevant Option Scheme Consideration to Scheme Non-employee Optionholders) will not become binding until each of the following conditions is satisfied.

(a)                                (Court approval of Share Scheme) The Court makes orders under section 411(4)(b) of the Corporations Act approving the Share Scheme on the Second Court Date.

(b)                                (Non-employee Optionholder Approval) Non-employee Optionholder Approval is obtained at the Non-employee Option Scheme Meeting;

(c)                                 (Court approval of Non-employee Option Scheme) The Court makes orders under section 411(4)(b) of the Corporations Act approving the Non-employee Option Scheme on the Second Court Date.

(d)                                (Order lodged with ASIC) An office copy of the Court orders approving the Non-employee Option Scheme is lodged with ASIC as contemplated by section 411(10) of the Corporations Act on or before the Sunset Date.

(e)                                 (No prohibitive orders) Prior to 8.00 am on the Second Court Date, no Government Agency takes any action, or imposes any legal restraint or prohibition, to prevent the implementation of the Non-employee Option Scheme (or any transaction contemplated by the Non-employee Option Scheme), which remains in force at 8.00 am on the Second Court Date.

(f)                                  (Regulatory Consents) All approvals or consents required from any Government Agency to implement the Non-employee Option Scheme (other than the approval of the Court of the Non-employee Option Scheme under section 411(4)(b) of the Corporations Act) are obtained (or deemed obtained) and not withdrawn by 8.00 am on the Second Court Date, including ASIC and ASX providing all consents and approvals and do all other acts which are necessary or reasonably desirable to implement the Non-employee Option Scheme.

(g)                                 (Independent Expert’s report) The Independent Expert issues its report before the date on which the Scheme Booklet is provided to ASIC and the Independent Expert concludes that the Non-employee Option Scheme is in the best interest of Non-employee Optionholders (and does not change that conclusion prior to 8.00 am on the Second Court Date).

Reasonable endeavours

3.4                              Each of Lonestar and Holdco must use its reasonable endeavours to procure that:

(a)                                each of the conditions in clauses 3.1, 3.2 and 3.3 are satisfied as expeditiously as possible and in any event on or before the Sunset Date, including providing all reasonable assistance to the other party which is necessary to satisfy such conditions; and

(b)                                there is no occurrence within the control of Lonestar or Holdco (as the context requires) or their Subsidiaries that would prevent the conditions in clauses 3.1, 3.2 and 3.3 from being satisfied.

Waiver of conditions

3.5                              The conditions in clauses 3.1, 3.2 and 3.3 are for the mutual benefit of Lonestar and Holdco and may only be waived jointly by them except the conditions in clauses:

(a)                                3.1(a), (b), (c) and (d);

(b)                                3.2(a), (b), (c) and (d); and

(c)                                 3.3(a), (b), (c) and (d),

which cannot be waived.

3.6                              To be effective any waiver of the breach or non-fulfilment of any condition in clauses 3.1, 3.2 or 3.3 (except conditions which cannot be waived) must be in writing and a copy of the waiver must be provided to the other party prior to 8.00 am on the Second Court Date to be effective.

3.7                              A waiver of any condition in clauses 3.1, 3.2 or 3.3 precludes the party who has the benefit of the condition from suing the other party for any breach of this Agreement that resulted from any breach or non-fulfilment of the condition.

Failure of condition

3.8                              If a condition in clauses 3.1, 3.2 or 3.3:

(a)                                is not satisfied or (where capable of waiver) waived by the date specified for its satisfaction; or

(b)                                becomes incapable of being satisfied by the date specified for its satisfaction and is not waived,

then Lonestar and Holdco must consult in good faith with a view to determining whether:

(c)                                 the relevant Scheme may proceed by way of alternative means or methods;

(d)                                to extend the relevant time or date for satisfaction of the Conditions;

(e)                                 to change the date of the application to be made to the Court for orders under section 411(4)(b) of the Corporations Act approving the relevant Scheme or adjourning that application (as applicable) to another date agreed by Lonestar and Holdco; or

(f)                                  to extend the Sunset Date.

3.9                              If Lonestar and Holdco are unable to reach agreement under clause 3.8 within two Business Days of the date on which they both become aware that the condition is not satisfied or has become incapable of being satisfied (or, if earlier, by 8.00 am on the Second Court Date), or the parties are not required in the circumstances to consult under clause 3.8, then unless the relevant condition is waived, either Lonestar or Holdco in the case of a condition which is for the benefit of both of them, may terminate this Agreement at any time prior to 8.00 am on the Second Court Date with immediate effect by written notice to the other party.

3.10                       Subject to the rights of the parties under clause 6.3 of this Agreement, following any termination under clause 3.9, no party will have any liability to the other parties in respect of this Agreement, other than in respect of a breach of this Agreement occurring prior to that termination.

Certificates

3.11                       On the Second Court Date:

(a)                                Holdco and Lonestar will provide a joint certificate to the Court confirming whether or not the conditions set out in clauses:

(i)                                    3.1(e), (f) and (g);

(ii)                                 3.2(e) and (f); and

(iii)                              3.3(e) and (f),

have been satisfied or waived in accordance with the terms of this Agreement; and

(b)                                Lonestar will provide a certificate to the Court confirming whether or not the conditions set out in clauses:

(i)                                    3.1(a), (b), and (h);

(ii)                                 3.2(a), (b) and (g); and

(iii)                              3.3(a), (b) and (g),

have been satisfied accordance with the terms of this Agreement.

4                                        Schemes of arrangement

Share Scheme

4.1                              Lonestar will propose a scheme of arrangement under which, subject to the Share Scheme becoming Effective, all the Scheme Shares are transferred to Holdco.

4.2                              In conjunction with and conditional upon completion of the Share Scheme, Holdco must purchase the Excluded Shares from the Excluded Shareholder for a cash price per share based on the 30 day volume average weighted price of Lonestar Shares on ASX.

Share Scheme Consideration

4.3                              In consideration of the Scheme Shareholders transferring their Scheme Shares to Holdco at completion of that Scheme, Holdco covenants in Lonestar’s favour (in its own right and separately as trustee or nominee for each Scheme Shareholder) that Holdco will, on the Implementation Date and immediately prior to the transfer of the Scheme Shares to Holdco, issue to each Scheme Shareholder (or in accordance with clause 4.5 to a nominee appointed by Holdco, on its behalf where such Scheme Shareholder is an Ineligible Foreign Shareholder) one Holdco Share for every two Lonestar Shares held by the Scheme Shareholder on the Scheme Record Date.

4.4                              Fractional entitlements to Share Scheme Consideration will be rounded down.

Ineligible Foreign Shareholders

4.5                              Where a Scheme Shareholder is an Ineligible Foreign Shareholder, the number of Holdco Shares to which that Ineligible Foreign Shareholder would otherwise have been entitled to under Share Scheme will be issued to a nominee appointed by Holdco.

4.6                              Holdco will procure that, as soon as reasonably practicable and in any event not more than 15 Business Days after the Implementation Date, the nominee:

(a)                                sells on Nasdaq all of the Holdco Shares issued to the nominee in accordance with clause 4.5 in such manner, at such price and on such other terms as the nominee determines in good faith, and at the risk of the Ineligible Foreign Shareholders; and

(b)                                remits to Holdco, the proceeds of sale (after deducting any applicable brokerage, stamp duty and other selling costs, taxes and charges).

4.7                              Promptly after the last remittance in accordance with clause 4.6(b), Holdco will pay to each Ineligible Foreign Shareholder the proportion of the net proceeds of sale received by Holdco pursuant to clause 4.6(b) to which that Ineligible Foreign Shareholder is entitled.

Option Schemes

4.8                              Lonestar will propose a scheme of arrangement under which all the Lonestar Options are cancelled and the Scheme Lonestar Optionholders will be entitled to receive the relevant Option Scheme Consideration.

4.9                              Lonestar will propose a scheme of arrangement under which all the Non-employee Options are cancelled and the Scheme Non-employee Optionholders will be entitled to receive the relevant Option Scheme Consideration.

Option Scheme Consideration

4.10                       In consideration of the Scheme Lonestar Optionholders agreeing to cancel their Lonestar Options on the Implementation Date, Holdco covenants in Lonestar’s favour (in its own right and separately as trustee or nominee for each Scheme Lonestar Optionholder) that Holdco will, on the Implementation Date and immediately prior to the cancellation of the Lonestar Options, issue to each Scheme Lonestar Optionholder, one Holdco Employee Option for every two Lonestar Options held by the Lonestar Optionholder on the Scheme Record Date.

4.11                       In consideration of the Scheme Non-employee Optionholders agreeing to cancel their Non-employee Options on the Implementation Date, Holdco covenants in Lonestar’s favour (in its own right and separately as trustee or nominee for each Scheme Non-employee Optionholder) that Holdco will, on the Implementation Date and immediately prior to the cancellation of the Non-employee Options, issue to each Scheme Non-employee Optionholder, one Holdco Option for every two Non-employee Options held by the Non-employee Optionholder on the Scheme Record Date.

4.12                       Fractional entitlements to Option Scheme Consideration will be rounded down.

Terms of Holdco Options

4.13                       Each Holdco Employee Option issued in accordance with clause 4.10 will:

(a)                                have a new exercise price per Holdco Share in US dollars as set out in the Lonestar Option Scheme;

(b)                                have an exercise period equal to the unexpired exercise period of the relevant Lonestar Options it replaces;

(c)                                 be vested to the same extent and have the same terms as to vesting as the relevant Lonestar Options it replaces, ignoring any deemed vesting which arises by reason of the Share Scheme; and

(d)                                otherwise be issued on the terms of the Holdco Employee Stock Option Plan.

4.14                       Each Holdco Option issued in accordance with clause 4.11 will:

(a)                                have an exercise price per Holdco Share equal to two times the exercise price per Lonestar Share of the relevant Non-employee Options it replaces, converted from Australian dollars to US dollars at the prevailing Australian/US dollar exchange rate on the Implementation Date as reasonably determined by Lonestar;

(b)                                have an exercise period equal to the unexpired exercise period of the relevant Non-employee Options it replaces;

(c)                                 be vested to the same extent and have the same terms as to vesting as the relevant Non-employee Options it replaces; and

(d)                                otherwise be issued on the same terms as the existing Non-employee Options, with necessary changes due to Holdco being the issuer in place of Lonestar.

ASX Waiver

4.15                       As soon as reasonably practicable after the date of this Agreement, Lonestar must use its reasonable endeavours to procure that ASX grants a waiver from rule 6.23 of the Listing Rules in respect of the Option Schemes.

4.16                       If the waiver referred to in clause 4.15:

(a)                                is obtained before the end of the ASIC Review Period, but is subject to one or more conditions that are not reasonably satisfactory to Holdco; or

(b)                                is not obtained before the end of the ASIC Review Period,

Lonestar will seek any approvals that are required from the Lonestar Shareholders under rule 6.23 of the Listing Rules in relation to the Option Scheme on the same date on which the Share Scheme Meeting is held.

5                                        Implementation

Lonestar’s obligations

5.1                              Lonestar must take all reasonably necessary steps to propose and implement the Schemes in accordance with all necessary laws and regulations as soon as is reasonably practicable and substantially in accordance with the Timetable, including doing anything required on behalf of Lonestar Shareholders and Optionholders which Lonestar is authorised to do.  This includes:

(a)                                (Scheme Booklet) Preparing the Scheme Booklet and dispatching the Scheme Booklet to Lonestar Shareholders and Optionholders.  The Scheme Booklet must comply with all applicable laws, including the Corporations Act, applicable ASIC guidance and policies and the Listing Rules.

(b)                                (Consultation) Providing Holdco with drafts of the Scheme Booklet, consulting with Holdco in relation to the content and presentation of the Scheme Booklet and giving Holdco and its representatives a reasonable opportunity to provide input about the content and presentation of the Scheme Booklet, and obtaining Holdco’s consent to include the Holdco Scheme Information in the form and context in which it appears.

(c)                                 (Engage the Independent Expert) Engaging the Independent Expert to prepare and provide its report for inclusion in the Scheme Booklet, and providing all reasonable assistance and information to the Independent Expert to enable it to do so.

(d)                                (Section 411(17)(b) statement) Applying to ASIC for:

(i)                                    a letter of intent stating that ASIC does not intend to appear before the Court on the First Court Date; and

(ii)                                 a statement under section 411(17)(b) of the Corporations Act that ASIC has no objection to the Schemes.

(e)                                 (Engage suitable counsel) Engaging suitable counsel to represent Lonestar in all Court proceedings related to the Schemes.

(f)                                  (Court direction) Applying to the Court for orders under section 411(1) of the Corporations Act directing Lonestar to convene the Scheme Meetings.

(g)                                 (Registration) Requesting ASIC to register the explanatory statement included in the Scheme Booklet in relation to the Schemes in accordance with section 412(6) of the Corporations Act.

(h)                                (Scheme Meetings) Taking all reasonable steps necessary to comply with the orders of the Court, including dispatching the Scheme Booklet to Lonestar Shareholders and Optionholders and convening and holding the Scheme Meetings.

(i)                                    (Lonestar new information) Providing to Lonestar Shareholders and Optionholders any further or new information which arises after the Dispatch Date and prior to the Scheme Meetings which is necessary to ensure that the information contained in the Scheme Booklet is not false, misleading or deceptive in any material respect (whether by omission or otherwise).

(j)                                   (Court approval) If Lonestar Shareholder Approval and/or Lonestar Optionholder Approval and/or Non-employee Optionholder Approval is obtained at the relevant Scheme Meetings and, if necessary, Holdco and Lonestar agree on the Business Day immediately following the Scheme Meetings that it can be reasonably expected that all of the conditions in clauses 3.1, 3.2 and/or 3.3 (as applicable) will be satisfied or waived on or prior to 8.00 am on the proposed Second Court Date, applying (and, to the extent necessary, re-applying) to the Court for orders approving the relevant Schemes.

(k)                                (Lodge copy of Court order) Lodging an office copy of the Court orders approving any of the Schemes (if made) with ASIC no later than 10.00 am on the next Business Day after the orders are made.

(l)                                    (Registration) If the Share Scheme becomes Effective, executing proper instruments of transfer of, and effecting and entering in the Register the transfer of, the Scheme Shares to Holdco under the Share Scheme on the Implementation Date.

(m)                            (Register information) Providing Holdco and its share registry with all information necessary, or reasonably requested, in order to assist Holdco to issue the Scheme Consideration.

Holdco’s obligations

5.2                              Holdco must take all reasonably necessary steps to implement the Schemes in accordance with all necessary laws and regulations as soon as is reasonably practicable and substantially in accordance with the Timetable.  This includes:

(a)                                (Deed Poll) Executing the Deed Poll.

(b)                                (Holdco Scheme Information) Preparing and providing to Lonestar, in a form appropriate for inclusion in the Scheme Booklet, the Holdco Scheme Information.

(c)                                 (Independent Expert’s report) Providing all reasonable assistance and information to the Independent Expert in connection with the preparation of its report for inclusion in the Scheme Booklet.

(d)                                (Accuracy of Holdco Scheme Information) Before the Dispatch Date, verifying to Lonestar the accuracy of the Holdco Scheme Information contained in the Scheme Booklet, and consenting to the inclusion of that information in the form and context in which it appears in the Scheme Booklet, in each case subject to Holdco being reasonably satisfied as to those matters.

(e)                                 (Holdco new information) Providing to Lonestar any further or new information about Holdco which arises after the Dispatch Date and prior to the Scheme Meetings which is necessary or reasonably required by Lonestar to ensure that the Holdco Scheme Information disclosed to Lonestar Shareholders and Optionholders is not false, misleading or deceptive in any material respect (whether by omission or otherwise).

(f)                                  (Scheme Consideration) If the:

(i)                                    Share Scheme becomes Effective, providing the Share Scheme Consideration in accordance with clause 4.3;

(ii)                                 Lonestar Option Scheme becomes Effective, providing the Lonestar Option Scheme Consideration in accordance with clause 4.10; and

(iii)                              Non-employee Option Scheme becomes Effective, providing the Non-employee Option Scheme Consideration in accordance with clause 4.11,

in each case, on the Implementation Date.

(g)                                 (Excluded Shares) If the Share Scheme becomes Effective, purchase the Excluded Shares from the Excluded Shareholder in accordance with its obligations in clause 4.2.

(h)                                (Reasonable assistance) Without limiting any obligation of Holdco under any other provision of this Agreement, providing any assistance or information reasonably requested by Lonestar in relation to the Schemes.

Timetable

5.3                              Each of Lonestar and Holdco must use its reasonable endeavours to perform its obligations (and procure its Representatives to assist in that performance) substantially in accordance with the Timetable.

Conduct of business

5.4                              During the Transaction Period, Lonestar must, and must ensure that its Subsidiaries, conduct their businesses in the ordinary and proper course of business.

5.5                              Any restriction on conduct which is imposed in clause 5.4 does not apply to the extent that:

(a)                                the conduct is required to be undertaken by Lonestar or its Subsidiary (as the case may be) in connection with the Schemes or this Agreement; or

(b)                                the conduct is approved by Holdco.

6                                        Warranties

Lonestar Warranties

6.1                              Lonestar represents and warrants to Holdco at the date of this Agreement and on each subsequent day until and including 8:00 am on the Second Court Date (except that where any statement is expressed to be made only at a particular date it is given only at that date) that:

(a)                                it has taken all necessary corporate action to authorise entry into this Agreement and has taken or will take all necessary corporate action to authorise the performance of this Agreement and to carry out the transactions contemplated by this Agreement;

(b)                                it has full corporate power to execute, deliver and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement; and

(c)                                 this Agreement constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms by appropriate legal remedy, subject to laws generally affecting creditors’ rights and the principles of equity.

Holdco Warranties

6.2                              Holdco represents and warrants to Lonestar at the date of this Agreement and on each subsequent day until and including 8:00 am on the Second Court Date (except that where any statement is expressed to be made only at a particular date it is given only at that date) that:

(a)                                is a corporation validly existing under the laws of its place of incorporation;

(b)                                it has taken all necessary corporate action to authorise the entry into this Agreement and has taken or will take all necessary corporate action to authorise the performance of this Agreement and to carry out the transactions contemplated by this Agreement;

(c)                                 it has full corporate power to execute, deliver and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement; and

(d)                                this Agreement constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms by appropriate legal remedy, subject to laws generally affecting creditors’ rights and the principles of equity.

Release

6.3                              Each party:

(a)                                releases its rights against, and will not make any Claim against, any past or present Representative of any other party in relation to anything done or purported to be done in connection with the Scheme, any transaction contemplated by or warranty given in this Agreement, any information provided to it by another party or in relation to its execution or delivery this Agreement to the extent that the past or present Representative has acted in good faith and has not engaged in any wilful misconduct.  Nothing in this clause 6.3(a) excludes any liability that may arise from wilful misconduct or bad faith on the part of any person; and

(b)                                holds the releases in clause 6.3(a) in respect of its past and present Representatives as trustee for those Representatives.

6.4                              Each representation and warranty in clauses 6.1 and 6.2:

(a)                                is severable;

(b)                                will survive termination of this Agreement; and

(c)                                 is given with the intent that liability under it is not confined to breaches which are discovered before the date of termination of this Agreement.

No other warranties or reliance

6.5                              Each party acknowledges that no other party (nor any person acting on that other party’s behalf) has made any warranty, representation or other inducement to it to enter into this Agreement, except for the representations and warranties expressly set out in this Agreement.

6.6                              Each party acknowledges and confirms that it does not enter into this Agreement in reliance on any warranty, representation or other inducement by or on behalf of any other party, except for any warranty or representation expressly set out in this Agreement.

7                                        Termination

Termination for breach

7.1                              Without prejudice to any other rights of termination under this Agreement, either party may terminate this Agreement by giving the other party written notice at any time before 8.00 am on the Second Court Date if:

(a)                                the other party is in material breach of any term of this Agreement, or there has been a material breach of a representation or warranty given by the other party under clauses 6.1 or 6.2 (as applicable) on or before the Second Court Date; and

(b)                                the party wishing to terminate this Agreement has given the other party a written notice setting out details of the breach and stating its intention to terminate this Agreement; and

(c)                                 the breach has not been remedied 10 Business Days (or any shorter period ending immediately before 8.00 am on the Second Court Date) from the date the notice under clause 7.1(b) is given.

Automatic termination

7.2                              This Agreement will terminate automatically without the need for action by any party in the event that Lonestar Shareholder Approval is not obtained at the Share Scheme Meeting.

Mutual termination

7.3                              This Agreement is terminable if agreed to in writing by Holdco and Lonestar.

Effect of termination

7.4                              If either Lonestar or Holdco terminates this Agreement under clauses 3 or 7, this Agreement and the parties’ obligations under it cease, other than obligations under this clause and clauses  6.3, 8, 9 and 10 which will survive termination.

7.5                              Termination of this Agreement under clauses 3 or 7 does not affect any accrued rights of a party in respect of a breach of this Agreement prior to termination.

8                                        Costs and stamp duty

Costs

8.1                              Subject to clause 8.2, each party must bear its own costs and expenses (including professional fees and stamp duty) incurred by it in connection with the negotiation, preparation and execution of this Agreement and the implementation or attempted implementation of the Schemes.

Stamp duty

8.2                              Holdco must pay all stamp duty and any related fines or penalties in respect of this Agreement, the Deed Poll and the acquisition of the Scheme Shares in accordance with the Share Scheme and indemnify Lonestar (on Lonestar ‘s own behalf and separately as trustee or nominee for the other Lonestar Indemnified Parties and Lonestar Shareholders) against any liability arising from failure to comply with this clause 8.2.

9                                        Notices

Requirements

9.1                              All notices must be:

(a)                                in legible writing and in English;

(b)                                addressed to the recipient at the address, email address or fax number set out below or to any other address, email address or fax number that a party may notify to the other:

to Lonestar:

Address:	Ground Floor, 11 Ventnor Ave, West Perth WA 6005

Attention:	Mitchell Wells

Email:	mwells@lonestarresources.com

to Holdco:

Address:	600 Bailey Avenue, Suite 200, Fort Worth, Texas 76107

Attention:	Frank D. Bracken, III

Email:	fbracken@lonestarresources.com

Fax:	+1 817 806 5112

(c)                                 signed by the party making the communication or by a person duly authorised by that party;

(d)                                sent to the recipient by hand, email, prepaid post (airmail if to or from a place outside Australia), email or facsimile; and

(e)                                 if sent by email, in a form which:

(i)                                    identifies the sender; and

(ii)                                 clearly indicates the subject matter of the notice in the subject heading of the email,

provided that the recipient has not provided written notice to the other parties confirming that it does not wish to receive notices by email.  The parties consent to the method of signature contained in clause 9.1(e) and agree that it satisfies the requirements of applicable law for signature on service of notice by email.

Receipt of notices

9.2                              Without limiting any other means by which a party may be able to prove that a notice has been received by the other party, a notice will be considered to have been received:

(a)                                if sent by hand, when left at the address of the recipient;

(b)                                if sent by pre-paid post, three Business Days (if posted within Australia to an address in Australia) or 10 Business Days (if posted from one country to another) after the date of posting; or

(c)                                 if sent by fax, on receipt by the sender of an acknowledgment or transmission report generated by the sender’s machine indicating that the whole fax was sent to the recipient’s fax number; and

(d)                                if sent by email, when the sender receives an automated message confirming delivery or four hours after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever occurs first.

9.3                              If a notice is served by hand, or is received by email or the recipient’s fax, on a day that is not a Business Day, or after 5.00 pm (recipient’s local time) on a Business Day, the notice will be considered to have been received by the recipient at 9.00 am (recipient’s local time) on the next Business Day.

10                                 General

Entire agreement

10.1                       To the extent permitted by law, in relation to the subject matter of this Agreement, this Agreement:

(a)                                embodies the entire understanding of the parties and constitutes the entire terms agreed on between the parties; and

(b)                                supersedes any prior agreement (whether or not in writing) between the parties.

Further assurances

10.2                       Each party must, at its own expense, whenever requested by the other party, promptly do or, to the extent reasonably practicable, arrange for others to do everything, including executing any documents, reasonably necessary to give full effect to this Agreement and the transactions contemplated by this Agreement.

No merger

10.3                       The rights and obligations of the parties do not merge on completion of any transaction contemplated under this Agreement. They survive the execution and delivery of any assignment or other document entered into to implement any transaction contemplated under this Agreement.

Assignment

10.4                       A party cannot assign, novate or otherwise transfer or deal in any other way with any of its rights or obligations under this Agreement without the other party’s prior written consent.

Invalid or unenforceable provisions

10.5                       If a provision of this Agreement is invalid or unenforceable in a jurisdiction:

(a)                                it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)                                that fact does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions.

Waiver and exercise of rights

10.6                       A waiver by a party of a provision of, or of a right under, this Agreement is only binding on the party granting the waiver if it is given in writing and is signed by the party or an authorised officer of the party granting the waiver.

10.7                       A waiver is effective only in the specific instance and for the specific purpose for which it is given.

10.8                       A single or partial exercise of a right by a party does not preclude another exercise of that right or the exercise of another right.

10.9                       The failure to exercise, or the delay in exercising, a right does not operate as a waiver or prevent the party so failing or exercising its right from later doing so.

Amendment

10.10                Except as expressly provided to the contrary in this Agreement, this Agreement may only be amended by a document signed by or on behalf of each party.

Counterparts

10.11                This Agreement may be signed in counterparts and all counterparts taken together constitute one document.

Rights cumulative

10.12                Except as expressly provided to the contrary in this Agreement or as permitted by law, the rights, powers and remedies provided in this Agreement are cumulative and do not exclude any other rights, powers or remedies provided by law independently of this Agreement.

Consents or approvals

10.13                A party may give its approval or consent conditionally or unconditionally, or withhold its approval or consent, in its absolute discretion unless this Agreement expressly provides otherwise.

Severability

10.14                If a provision of this Agreement is invalid or unenforceable in a jurisdiction:

(a)                                it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)                                that fact does not affect the validity or enforceability of that provision in another jurisdiction, or the remaining provisions of this Agreement.

GST

10.15                Unless expressly included, the consideration for any supply under or in connection with this Agreement does not include GST.

10.16                To the extent that any supply made by a party to another party (Recipient) under or in connection with this Agreement is a taxable supply and a tax invoice has been provided to the Recipient, the Recipient must pay, in addition to the consideration to be provided under this Agreement for that supply (unless it expressly includes GST) an amount equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply.

10.17                The amount of GST payable in accordance with clause 10.16 will be paid at the same time and in the same manner as the consideration otherwise payable for the supply is provided.

Governing law and jurisdiction

10.18                This Agreement is governed by the laws of  New South Wales.

10.19                Each party irrevocably and unconditionally:

(a)                                submits to the exclusive jurisdiction of the courts of New South Wales; and

(b)                                waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

Execution

Executed as an agreement.

Signed by
Lonestar Resources Limited
by a director and secretary/director:

/s/ Christopher Rowland	/s/ Mitchell Wells
Signature of director	Signature of director/secretary

Christopher Rowland	Mitchell Wells
Name of director (please print)	Name of director/secretary (please print)

Signed by
Lonestar Resources US Inc.
by an authorised officer:

/s/ Frank D. Bracken, III
Signature of authorised officer

Name: Frank D. Bracken, III
Title: Chief Executive Officer

Annexure 1

Timetable

Event	Indicative date

Provide Scheme Booklet to ASIC for review and comment	by 23 December 2015

Enter into Scheme Implementation Agreement	by 31 December 2015

First Court Date	2 February 2016

Scheme Booklet registered by ASIC and lodged with ASX	3 February 2016

Dispatch Scheme Booklet to Lonestar Shareholders and Optionholders	9 February 2016

Latest date for return of completed proxy forms for Scheme Meetings	8 March 2016

Eligibility for voting at Scheme Meetings determined	8 March 2016

Scheme Meetings	10 March 2016

Second Court Date	22 March 2016

Notify ASX of Court approval of the Schemes	22 March 2016

Effective Date (lodge office copy of Court orders approving the Schemes with ASIC)	22 March 2016

Lonestar Shares suspended from trading on ASX	22 March 2016

Scheme Record Date	29 March 2016

Implementation Date	31 March 2016

Annexure 2

Share Scheme of Arrangement

Scheme of Arrangement

Lonestar Resources Limited

The holders of fully paid ordinary shares in
Lonestar Resources Limited as at the
Scheme Record Date

Scheme of Arrangement

pursuant to section 411 of the Corporations Act 2001 (Cth)

between	Lonestar Resources Limited (ABN 36 058 714 408) of Ground Floor, 11 Ventnor Ave, West Perth WA 6005 (Lonestar)

and	The holders of fully paid ordinary shares in Lonestar as at the Scheme Record Date

Operative provisions

1                                        Definitions and interpretation

Definitions

1.1                              In this document, unless the context requires otherwise:

ASIC means the Australian Securities and Investments Commission.

ASPL means ASX Settlement Pty Ltd (ABN 49 008 504 532).

ASX means ASX Limited (ACN 008 624 691) or, where the context requires, the securities market which it operates.

ASX Settlement Rules means the ASX Settlement Operating Rules.

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, New South Wales.

CHESS means the Clearing House Electronic Subregister System of share transfers operated by ASPL.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia or such other court of competent jurisdiction under the Corporations Act agreed in writing by Holdco and Lonestar.

Deed Poll means the deed poll in respect of the Share Scheme dated [insert date] 2016 executed by Holdco in favour of each Scheme Shareholder.

Effective means, when used in relation to the Share Scheme, the coming into effect, under section 411(10) of the Corporations Act, of the Share Scheme Order.

Effective Date means the date on which an office copy of the Share Scheme Order approving the Share Scheme is lodged with ASIC.

Excluded Shareholder means [a person to be identified].

Excluded Shares means the Lonestar Shares held by the Excluded Shareholder on the Scheme Record Date.

Holdco means Lonestar Resources US Inc. (a corporation formed in the State of Delaware, United States of America).

Holdco Share means a share of voting common stock in Holdco.

Implementation Date means the third Business Day after the Scheme Record Date, or such other day as Holdco and Lonestar agree in writing.

Ineligible Foreign Shareholder means a Scheme Shareholder whose address, as shown in the Register (as at the Scheme Record Date), is in a place outside Australia and Australia’s external territories, Hong Kong, Jersey, New Zealand, Papua New Guinea, Singapore, United Kingdom or US, unless Holdco is satisfied, acting reasonably, that the laws of that place permit the allotment and issue of Holdco Shares to that Scheme Shareholder, either unconditionally or after compliance with conditions that Holdco in its sole discretion regards as acceptable and not unduly onerous or impracticable.

Lonestar Share means an issued fully paid ordinary share in Lonestar.

Lonestar Shareholder means each person who is registered in the Register as a holder of a Lonestar Share.

Lonestar Share Registry means Computershare Investor Services Pty Ltd (ACN 078 279 277).

Register means the register of shareholders of Lonestar.

Registered Address means the address of each Scheme Shareholder as recorded in the Register as at the Scheme Record Date.

Related Body Corporate has the meaning given in the Corporations Act.

Scheme Implementation Agreement means the scheme implementation agreement dated [31 December] 2015 between Lonestar and Holdco.

Scheme Record Date means 7.00 pm (Sydney time) on the third Business Day after the Effective Date.

Scheme Share means a Lonestar Share held by a Scheme Shareholder as at the Scheme Record Date.

Scheme Shareholder means each person who holds a Lonestar Share (other than the Excluded Shareholder) as at the Scheme Record Date.

Second Court Date means the first day on which the Court hears the application for the Share Scheme Order, or if the application is adjourned or subject to appeal for any reason, the first day on which the adjourned or appealed application is heard.

Share Scheme means this scheme of arrangement under Part 5.1 of the Corporations Act between Lonestar and Scheme Shareholders, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by Lonestar and Holdco.

Share Scheme Consideration means the consideration to be provided to Scheme Shareholders under the terms of this Share Scheme for the transfer to Holdco of their Scheme Shares, being one Holdco Share for every two Lonestar Shares held by a Scheme Shareholder.

Share Scheme Meeting means the meeting of Lonestar Shareholders (other than the Excluded Shareholder) ordered by the Court to be convened under section 411(1) of the Corporations Act in relation to the Share Scheme.

Share Scheme Order means the orders of the Court approving the Share Scheme, with or without modification, under section 411(4)(b) of the Corporations Act.

Sunset Date means:

(a)           5.00 pm (Sydney time) on 30 June 2016; or

(b)           such other date and time as agreed in writing between Lonestar and Holdco.

Interpretation

1.2                              In this document:

(a)                                unless the context requires otherwise, a reference:

(i)                                    to the singular includes the plural and vice versa;

(ii)                                 to a gender includes all genders;

(iii)                              to a document or instrument is a reference to that document or instrument as amended, consolidated, supplemented, novated or replaced;

(iv)                             to a clause, paragraph, Schedule or Annexure is to a clause, paragraph, Schedule or Annexure of or to this document;

(v)                                to a law includes any legislation, judgment, rule of common law or equity or rule of any applicable stock exchange, and is a reference to that law as amended, consolidated, supplemented or replaced and includes a reference to any regulation, by-law or other subordinate legislation;

(vi)                             to any time is to Sydney time;

(vii)                          to “$” is to the lawful currency of Australia;

(b)                                the words “including” or “includes” means “including, but not limited to”, or “includes, without limitation” respectively;

(c)                                 where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)                                headings are for convenience only and do not affect interpretation of this document;

(e)                                 if a payment or other act must (but for this clause) be made or done on a day that is not a Business Day, then it must be made or done on the next Business Day; and

(f)                                  if a period must be calculated from, after or before a day or the day of an act or event, it must be calculated excluding that day.

2                                        Preliminary

Lonestar

2.1                              Lonestar is a public company limited by shares, incorporated in Australia and taken to be registered in Western Australia.  Its registered office is at Ground Floor, 11 Ventnor Ave, West Perth WA 6005.

2.2                              Lonestar is admitted to the official list of ASX and Lonestar Shares are quoted on ASX.

2.3                              As at [insert date], 15,044,051 Lonestar Shares were on issue.

Holdco

2.4                              Holdco is a corporation formed in the State of Delaware, United States of America.  Its principal executive office is at 600 Bailey Avenue, Suite 200, Fort Worth, Texas, United States of America..

Effect of Share Scheme

2.5                              If the Share Scheme becomes Effective:

(a)                                Lonestar will procure the issue of the Share Scheme Consideration to Scheme Shareholders in accordance with the terms of the Share Scheme; and

(b)                                subject to provision of the Share Scheme Consideration, all of the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares at the Implementation Date, will be transferred to Holdco and Lonestar will enter Holdco in the Register as the holder of the Scheme Shares.

Scheme Implementation Agreement

2.6                              Lonestar and Holdco have entered into the Scheme Implementation Agreement which sets out the terms on which Lonestar and Holdco have agreed to implement the Share Scheme.

Deed Poll

2.7                              The Share Scheme attributes actions to Holdco but does not itself impose an obligation on Holdco to perform those actions. Holdco has executed the Deed Poll in favour of each Scheme Shareholder under which it has covenanted, subject to the Share Scheme becoming Effective, to perform certain steps attributed to it under the Share Scheme and to do all things necessary or desirable to implement the Share Scheme, including to issue the Share Scheme Consideration.

3                                        Conditions precedent

Conditions precedent to Share Scheme

3.1                              The Share Scheme is conditional on and will have no force or effect until, the satisfaction of each of the following conditions precedent:

(a)                                all of the conditions precedent set out in clause 3.1 of the Scheme Implementation Agreement, other than those in clauses  3.1(c) and (d), having been satisfied or waived in accordance with the terms of the Scheme Implementation Agreement, before 8:00 am on the Second Court Date;

(b)                                as at 8.00 am on the Second Court Date, neither the Scheme Implementation Agreement nor the Deed Poll having been terminated in accordance with its terms;

(c)                                 the Court making the Share Scheme Order;

(d)                                any other conditions made or required by the Court under section 411(6) of the Corporations Act in relation to the Share Scheme, and which are acceptable to Lonestar and Holdco, having been satisfied; and

(e)                                 the Share Scheme Order (and, if applicable, any orders under section 411(6) of the Corporations Act) approving the Share Scheme coming into effect, under section 411(10) of the Corporations Act, on or before the Sunset Date, and the provisions of clauses 4, 6 and 7 will not come into effect unless and until each of these conditions precedent has been satisfied.

Certificate in relation to conditions precedent

3.2                              Prior to or at the Court hearing on the Second Court Date, Lonestar and Holdco will each provide to the Court a certificate, or such other evidence as the Court requests, confirming (in respect of matters within their knowledge) whether or not all of the conditions precedent to the Share Scheme other than those in clauses 3.1(c) and 3.1(d), 3.1(e) have been satisfied or waived.

3.3                              The giving of a certificate by each of Lonestar and Holdco under clause 3.2 will, in the absence of manifest error, be conclusive evidence of the satisfaction or waiver of the conditions precedent referred to in the relevant certificate.

Termination

3.4                              Without limiting any rights under the Scheme Implementation Agreement, if the Share Scheme Implementation Agreement is terminated in accordance with its terms before the Share Scheme becomes Effective, each of Holdco and Lonestar are released from:

(a)                                any further obligation to take steps to implement the Share Scheme; and

(b)                                any liability with respect to the Share Scheme.

Sunset Date

3.5                              The Share Scheme will lapse and have no further force or effect if the Effective Date has not occurred on or before the Sunset Date.

4                                        Implementation of Share Scheme

Lodgement of Share Scheme Order

4.1                              Lonestar must lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Share Scheme Order as soon as practicable on or before the first Business Day after the date on which the Court makes that Share Scheme Order.

Transfer of Scheme Shares

4.2                              Subject to the Share Scheme becoming Effective and the provision of the Share Scheme Consideration in accordance with clause 5.1, on the Implementation Date the Scheme Shares, together with all rights and entitlements attaching to them as at the Implementation Date, will be transferred to Holdco without the need for any further act by any Scheme Shareholder by:

(a)                                Lonestar delivering to Holdco a duly completed share transfer form executed on behalf of the Scheme Shareholders (which may be a master share transfer form) to transfer all the Scheme Shares to Holdco;

(b)                                Holdco duly executing this transfer form and delivering this transfer form to Lonestar for registration; and

(c)                                 to the extent applicable, Lonestar effecting a valid transfer of Scheme Shares under section 1074D of the Corporations Act.

4.3                              As soon as practicable after receipt of the transfer form or completion of the transfer procedure, Lonestar must enter the name and address of Holdco in the Register as the holder of the Scheme Shares.

4.4                              To the extent permitted by law, the Scheme Shares will be transferred to Holdco free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind.

5                                        Share Scheme Consideration

Provision of Share Scheme Consideration

5.1                              Lonestar must use its best endeavours to procure that, in consideration for the transfer to Holdco of the Scheme Shares held by each Scheme Shareholder under the terms of this Share Scheme, Holdco issues to such Scheme Shareholders (or, in accordance with clause 5.4, to a nominee appointed by Holdco on its behalf where such Scheme Shareholder is an Ineligible Foreign Shareholder) one Holdco Share for every two Shares held by the Scheme Shareholder on the Scheme Record Date.

5.2                              Subject to clauses 5.3 and 5.4, the transactions which form part of this Share Scheme will be implemented in the following sequence on the Implementation Date:

(a)                                each Scheme Shareholder will receive the Share Scheme Consideration for the Scheme Shares held by that Scheme Shareholder on the Scheme Record Date; and

(b)                                in exchange, all Scheme Shares will be transferred to Holdco.

5.3                              Fractional entitlements to Share Scheme Consideration will be rounded down.

Ineligible Foreign Shareholders

5.4                              Where a Scheme Shareholder is an Ineligible Foreign Shareholder, Holdco will be under no obligation to issue and Lonestar will procure that Holdco will not issue any Share Scheme Consideration to Ineligible Foreign Shareholder. Instead Lonestar will procure that Holdco will issue the Share Scheme Consideration that would otherwise have been issued to the Ineligible Foreign Shareholders to a nominee appointed by Holdco who will sell the Holdco Shares issued as Share Scheme Consideration as soon as reasonably practicable and in any event no more than 15 Business Days after the Implementation Date in such manner, at such price and on such other terms as the nominee determines in good faith, and at the risk of the Ineligible Foreign Shareholders and pay the net proceeds received, after deducting any applicable brokerage and other taxes and charges, to that Ineligible Foreign Shareholder in full satisfaction of that Ineligible Foreign Shareholder’s rights to Share Scheme Consideration.

Obligations of Scheme Shareholders

5.5                              Each Scheme Shareholder who will be issued Holdco Shares under the Share Scheme agrees:

(a)                                to become a stockholder of Holdco;

(b)                                to have their name and address entered into the register of stockholders maintained by Holdco; and

(c)                                 to be bound by the certificate of incorporation and bylaws of Holdco in force from time to time in respect of the Holdco Shares.

Joint holders

5.6                              In the case of Scheme Shares held in joint names, any Share Scheme Consideration will be issued to and registered in the names of the joint holders and holding statements or notices confirming the issue of the Share Scheme Consideration will be forwarded to the holder whose name appears first in the Register as at the Scheme Record Date.

6                                        Dealings in Lonestar Shares

Determination of Scheme Shareholders

6.1                              Each Scheme Shareholder will be entitled to participate in the Share Scheme.

6.2                              For the purpose of determining who is a Scheme Shareholder, dealings in Lonestar Shares will only be recognised if:

(a)                                in the case of dealings of the type to be effected by CHESS, the transferee is registered in the Register as the holder of the relevant Lonestar Shares by the Scheme Record Date; and

(b)                                in all other cases, share transfer forms in registrable form or transmission applications in respect of those dealings are received by the Lonestar Share Registry by the Scheme Record Date.

Lonestar’s obligation to register

6.3                              Lonestar must register any registrable transfers or transmission applications of the kind referred to in clause 6.2(b) by the Scheme Record Date.

Transfers after the Scheme Record Date

6.4                              If the Share Scheme becomes Effective, a Lonestar Shareholder (and any person claiming through that holder) must not dispose of, or purport or agree to dispose of, any Lonestar Shares or any interest in them after the Scheme Record Date (other than a transfer to Holdco in accordance with the Share Scheme and any subsequent transfers by Holdco or its successors in title).

6.5                              Lonestar will not accept for registration, nor recognise for any purpose, any transfer or transmission application in respect of Lonestar Shares received after the Scheme Record Date (other than a transfer to Holdco in accordance with the Share Scheme and any subsequent transfers by Holdco or its successors in title).

Maintenance of Register

6.6                              For the purpose of determining entitlements to the Share Scheme Consideration, Lonestar will, until the Share Scheme Consideration has been issued to Scheme Shareholders, maintain or procure the maintenance of the Register in accordance with this clause 6.  The Register in this form will solely determine entitlements to the Share Scheme Consideration.

Effect of certificates and holding statements

6.7                              From the Scheme Record Date, each certificate or holding statement for Scheme Shares will cease to have any effect as a document of title in respect of the Scheme Shares or otherwise (other than holding statements in favour of Holdco and its successors in title).

6.8                              Each entry on the Register as at the Scheme Record Date (other than entries in respect of Holdco and its successors in title) will cease to have any effect other than as evidence of the entitlements of Scheme Shareholders to the Share Scheme Consideration in respect of the Scheme Shares relating to that entry.

Information to be made available to Holdco

6.9                              As soon as reasonably practicable after the Scheme Record Date and in any event at least two Business Days before the Implementation Date, Lonestar will give to Holdco or as it directs or procure that Holdco be given or as it directs, details of the name, address and number of Scheme Shares held by each Scheme Shareholder as shown in the Register at the Scheme Record Date in the form Holdco reasonably requires.

7                                        Quotation of Lonestar Shares

7.1                              Lonestar will apply to ASX for suspension of trading of Lonestar Shares on ASX with effect from the close of trading on the Effective Date.

7.2                              If the Share Scheme has been fully implemented in accordance with its terms, on the date determined by Holdco, Lonestar will apply to ASX for the termination of the official quotation of Lonestar Shares on ASX and to have Lonestar removed from the official list of ASX.

8                                        General Share Scheme provisions

Appointment of Lonestar as agent and attorney

8.1                              Each Scheme Shareholder, without the need for any further act, irrevocably appoints Lonestar and each of the directors and officers of Lonestar (jointly and severally) as its agent and attorney for the purpose of doing all things and executing all deeds, instruments, transfers and other documents that may be necessary or desirable to give full effect to the Share Scheme and the transactions contemplated by it, including but not limited to:

(a)                                enforcing the Deed Poll against Holdco;

(b)                                in the case of Scheme Shares in a CHESS holding:

(i)                                    causing a message to be transmitted to ASPL in accordance with the ASX Settlement Rules to transfer the Scheme Shares held by the Scheme Shareholder from the CHESS subregister of Lonestar to the issuer sponsored subregister operated by Lonestar or the Lonestar Share Registry at any time after Holdco has paid or procured the payment of the Share Scheme Consideration which is due under this Share Scheme to Scheme Shareholders; and

(ii)                                 completing and signing on behalf of Scheme Shareholders any required form of transfer of Scheme Shares;

(c)                                 in the case of Scheme Shares registered in the issuer sponsored subregister operated by Lonestar or the Lonestar Share Registry, completing and signing on behalf of Scheme Shareholders any required form of transfer; and

(d)                                in all cases, executing any document or doing any other act necessary or desirable to give full effect to this Share Scheme and the transactions contemplated by it, including executing a proper instrument of transfer of Scheme Shares for the purposes of section 1071B of the Corporations Act (which may be a master transfer).

8.2                              Lonestar may sub-delegate its functions, authorities or powers under clause 8.1 as agent and attorney of each Scheme Shareholder to any or all of its directors or officers.

Agreement by Scheme Shareholders

8.3                              Each Scheme Shareholder agrees to:

(a)                                the transfer of its Scheme Shares together with all rights and entitlements attaching to those Scheme Shares to Holdco in accordance with the terms of the Share Scheme; and

(b)                                the variation, cancellation or modification (if any) of the rights attached to its Lonestar Shares constituted by or resulting from the Share Scheme.

Warranty by Scheme Shareholders

8.4                              Each Scheme Shareholder is deemed to have warranted to Lonestar, and is deemed to have authorised Lonestar to warrant to Holdco as agent and attorney for the Scheme Shareholder, that:

(a)                                all of its Scheme Shares (including all rights and entitlements attaching to them) transferred to Holdco under the Share Scheme will, on the date of the transfer, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind; and

(b)                                it has full power and capacity to sell and transfer its Scheme Shares (including all rights and entitlements attaching to them) to Holdco.

Title to Scheme Shares

8.5                              On and from the Implementation Date, pending registration by Lonestar of Holdco in the Register as the holder of the Scheme Shares, Holdco will be beneficially entitled to the Scheme Shares.

Appointment of Holdco as sole proxy

8.6                              On and from the Implementation Date and until registration by Lonestar of Holdco in the Register as the holder of the Scheme Shares, each Scheme Shareholder:

(a)                                without the need for any further act irrevocably appoints Holdco and each of its directors, officers and secretaries (jointly and each of them separately) as its agent and attorney to appoint an officer or agent nominated by Holdco as its sole proxy and where applicable, corporate representative to:

(i)                                    attend shareholders’ meetings of Lonestar;

(ii)                                 exercise the votes attached to the Scheme Shares registered in the name of the Scheme Shareholder; and

(iii)                              sign any shareholders’ resolution of Lonestar;

(b)                                undertakes not to attend or vote at any such meetings or sign any such resolutions, whether in person, by proxy or by corporate representative other than under clause 8.6;

(c)                                 must take all other actions in the capacity of a registered holder of Scheme Shares as Holdco reasonably directs; and

(d)                                acknowledges and agrees that in exercising the powers referred to in this clause 8.6, Holdco and each of the directors, officers and secretaries of Holdco may act in the best interests of Holdco as the intended registered holder of the Scheme Shares.

8.7                              Lonestar undertakes in favour of each Scheme Shareholder that it will appoint the officer or agent nominated by Holdco as that Scheme Shareholder’s proxy or, where applicable, corporate representative in accordance with clause 8.6(a).

Share Scheme alterations and conditions

8.8                              If the Court proposes to approve the Share Scheme subject to any alterations or conditions under section 411(6) of the Corporations Act, Lonestar may, by its counsel or solicitors, and with the consent of Holdco, consent to those alterations or conditions on behalf of all persons concerned, including, for the avoidance of doubt, all Scheme Shareholders.

Effect of Share Scheme

8.9                              The Share Scheme binds Lonestar and all Scheme Shareholders (including those who do not attend the Share Scheme Meeting, do not vote at the meeting or vote against the Share Scheme) and, to the extent of any inconsistency and to the extent permitted by law, overrides the constitution of Lonestar.

No liability when acting in good faith

8.10                       Neither Lonestar nor Holdco, nor any of their respective officers or agents, will be liable to a Lonestar Shareholder for anything done or omitted to be done in the performance of the Share Scheme in good faith.

Notices

8.11                       Where a notice, transfer, transmission application, direction or other communication referred to in the Share Scheme is sent by post to Lonestar, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Lonestar’s registered office or at the Lonestar Share Registry.

8.12                       The accidental omission to give notice of the Share Scheme Meeting or the non-receipt of such a notice by any Lonestar Shareholder will not, unless so ordered by the Court, invalidate the Share Scheme Meeting or the proceedings of the Share Scheme Meeting.

Further assurances

8.13                       Each party must, at its own expense, whenever requested by the other party, promptly do or, to the extent reasonably practicable, arrange for others to do everything, including executing any documents, reasonably necessary to give full effect to this Share Scheme and the transactions contemplated by this Share Scheme.

Costs and stamp duty

8.14                       Holdco will pay all stamp duty (if any) and any related fines, penalties and interest payable on the transfer by Scheme Shareholders of the Scheme Shares to Holdco.

Governing law and jurisdiction

8.15                       This Agreement is governed by the laws of New South Wales.  Each party irrevocably and unconditionally:

(a)                                submits to the exclusive jurisdiction of the courts of New South Wales; and

(b)                                waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

Annexure 3

Lonestar Option Scheme of Arrangement

Scheme of Arrangement

Lonestar Resources Limited

The holders of options to subscribe for fully
paid ordinary shares in Lonestar Resources
Limited, known as Class A and Class B
Options

Scheme of Arrangement

pursuant to section 411 of the Corporations Act 2001 (Cth)

between	Lonestar Resources Limited (ABN 36 058 714 408) of Ground Floor, 11 Ventnor Ave, West Perth WA 6005 (Lonestar)

and	The holders of options to subscribe for fully paid ordinary shares in Lonestar, known as Class A and Class B Options, as at the Scheme Record Date

Operative provisions

1                                        Definitions and interpretation

Definitions

1.1                              In this document, unless the context requires otherwise:

                                               ASIC means the Australian Securities and Investments Commission.

                                               Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, New South Wales.

                                               Corporations Act means the Corporations Act 2001 (Cth).

                                               Court means Federal Court of Australia or such other court of competent jurisdiction under the Corporations Act agreed in writing by Holdco and Lonestar.

                                               Deed Poll means the deed poll in respect of the Lonestar Option Scheme dated [insert date] executed by Holdco in favour of each Scheme Lonestar Optionholder.

                                               Effective means, when used in relation to the Lonestar Option Scheme, the coming into effect, under section 411(10) of the Corporations Act, of the Lonestar Option Scheme Order.

                                               Effective Date means the date on which an office copy of the Lonestar Option Scheme Order approving the Lonestar Option Scheme is lodged with ASIC.

                                               Holdco means Lonestar Resources US Inc. (a corporation formed in the State of Delaware, United States of America).

                                               Implementation Date means the third Business Day after the Scheme Record Date, or such other day as Holdco and Lonestar agree in writing.

                                               Lonestar Employee Option Plan means the Lonestar Resources Limited Employee Share Option Plan formerly known as Amadeus Energy Limited 2012 Employee Share Option Plan.

                                               Lonestar Option means options to acquire by way of issue Lonestar Shares, that are the existing Class A and Class B Options held by current and former employees of Lonestar.

                                               Lonestar Option Scheme means this scheme of arrangement under Part 5.1 of the Corporations Act between Lonestar and Scheme Lonestar Optionholders, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by Lonestar and Holdco.

                                               Lonestar Option Scheme Consideration means the consideration to be provided to Scheme Lonestar Optionholders under the terms of this Lonestar Option Scheme for the cancellation of their Scheme Lonestar Options.

                                               Lonestar Option Scheme Meeting means the meeting of Optionholders (other than Excluded Optionholders) ordered by the Court to be convened under section 411(1) of the Corporations Act in relation to the Option Scheme.

                                               Lonestar Option Scheme Order means the orders of the Court approving the Option Scheme, with or without modification, under section 411(4)(b) of the Corporations Act.

                                               Lonestar Optionholder means each person who is registered in the Register as a holder of a Lonestar Option.

                                               Lonestar Share means an issued fully paid ordinary share in Lonestar.

                                               Register means the register of shareholders or optionholders, as applicable, of Lonestar.

                                               Registered Address means the address of each Scheme Lonestar Optionholder as recorded in the Register as at the Scheme Record Date.

                                               Related Body Corporate has the meaning given to that term in the Corporations Act.

                                               Scheme Implementation Agreement means the scheme implementation agreement dated [insert date] between Lonestar and Holdco.

                                               Scheme Lonestar Option means a Lonestar Option held by a Scheme Lonestar Optionholder as at the Scheme Record Date.

                                               Scheme Lonestar Optionholder means each person who holds a Lonestar Option at the Scheme Record Date.

                                               Scheme Record Date means 7.00 pm (Sydney time) on the third Business Day after the Effective Date.

                                               Second Court Date means the first day on which the Court hears the application for the Lonestar Option Scheme Order, or if the application is adjourned or subject to appeal for any reason, the first day on which the adjourned or appealed application is heard.

                                               Sunset Date means:

(a)                                5.00 pm on 30 June 2016; or

(b)                                such other date and time as agreed in writing between Lonestar and Holdco.

Interpretation

1.2                              In this document:

(a)                                unless the context requires otherwise, a reference:

(i)                                    to the singular includes the plural and vice versa;

(ii)                                 to a gender includes all genders;

(iii)                              to a document or instrument is a reference to that document or instrument as amended, consolidated, supplemented, novated or replaced;

(iv)                             to a clause, paragraph, Schedule or Annexure is to a clause, paragraph, Schedule or Annexure of or to this document;

(v)                                to a law includes any legislation, judgment, rule of common law or equity or rule of any applicable stock exchange, and is a reference to that law as amended, consolidated, supplemented or replaced and includes a reference to any regulation, by-law or other subordinate legislation;

(vi)                             to any time is to Sydney, Western Australia time;

(vii)                          to “$” is to the lawful currency of Australia;

(b)                                the words “including” or “includes” means “including, but not limited to”, or “includes, without limitation” respectively;

(c)                                 where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)                                headings are for convenience only and do not affect interpretation of this document;

(e)                                 if a payment or other act must (but for this clause) be made or done on a day that is not a Business Day, then it must be made or done on the next Business Day; and

(f)                                  if a period must be calculated from, after or before a day or the day of an act or event, it must be calculated excluding that day.

2                                        Preliminary

Lonestar

2.1                              Lonestar is a public company limited by shares, incorporated in Australia and taken to be registered in Western Australia.  Its registered office is at Ground Floor, 11 Ventnor Ave, West Perth WA 6005.

2.2                              Lonestar is admitted to the official list of ASX and Lonestar Shares are quoted on ASX.  Lonestar Options are not quoted on ASX.

2.3                              As at [insert date], 1,918,891 Lonestar Options were on issue.

Holdco

2.4                              Holdco is a corporation formed in the State of Delaware, United States of America.  Its principal executive office is at 600 Bailey Avenue, Suite 200, Fort Worth, Texas, United States of America.

Effect of Lonestar Option Scheme

2.5                              If the Lonestar Option Scheme becomes Effective:

(a)                                all of the Scheme Lonestar Options, together with all rights and entitlements attaching to the Scheme Lonestar Options at the Implementation Date, will be cancelled; and

(b)                                in consideration of the cancellation of the Scheme Lonestar Options, Lonestar will procure the issue of the Lonestar Option Scheme Consideration to each Scheme Lonestar Optionholder in accordance with the terms of the Lonestar Option Scheme.

Scheme Implementation Agreement

2.6                              Lonestar and Holdco have entered into the Scheme Implementation Agreement which sets out the terms on which Lonestar and Holdco have agreed to implement the Lonestar Option Scheme.

Deed Poll

2.7                              The Lonestar Option Scheme attributes actions to Holdco but does not itself impose an obligation on Holdco to perform those actions. Holdco has executed the Deed Poll in favour of each Scheme Lonestar Optionholder under which it has covenanted, subject to the Lonestar Option Scheme becoming Effective, to perform certain steps attributed to it under the Lonestar Option Scheme and to do all things necessary or desirable to implement the Lonestar Option Scheme, including to issue the Lonestar Option Scheme Consideration.

3                                        Conditions precedent

Conditions precedent to Lonestar Option Scheme

3.1                              The Lonestar Option Scheme is conditional on and will have no force or effect until, the satisfaction of each of the following conditions precedent:

(a)                                all of the conditions precedent set out in clause 3.2 of the Scheme Implementation Agreement, other than those in clauses  3.2(a), (c) and (d), having been satisfied or waived in accordance with the terms of the Scheme Implementation Agreement, before 8.00 am on the Second Court Date;

(b)                                as at 8.00 am on the Second Court Date, neither the Scheme Implementation Agreement nor the Deed Poll having been terminated in accordance with its terms;

(c)                                 the Court making the Lonestar Option Scheme Order; and

(d)                                any other conditions made or required by the Court under section 411(6) of the Corporations Act in relation to the Lonestar Option Scheme, and which are acceptable to Lonestar and Holdco, having been satisfied, and the provisions of clauses 4, 6, 6 and 7 will not come into effect unless and until each of these conditions precedent has been satisfied.

Certificate in relation to conditions precedent

3.2                              Prior to or at the Court hearing on the Second Court Date, Lonestar and Holdco will each provide to the Court a certificate, or such other evidence as the Court requests, confirming (in respect of matters within their knowledge) whether or not all of the conditions precedent to the Lonestar Option Scheme (other than those in relation to this Lonestar Option Scheme and the Share Scheme being approved by the Court pursuant to section 411(4)(b) of the Corporations Act) have been satisfied or waived.

3.3                              The giving of a certificate by each of Lonestar and Holdco under clause 3.2 will, in the absence of manifest error, be conclusive evidence of the satisfaction or waiver of the conditions precedent referred to in the relevant certificate.

Termination

3.4                              Without limiting any rights under the Scheme Implementation Agreement, if the Scheme Implementation Agreement is terminated in accordance with its terms before the Lonestar Option Scheme becomes Effective, each of Holdco and Lonestar are released from:

(a)                                any further obligation to take steps to implement the Lonestar Option Scheme; and

(b)                                any liability with respect to the Lonestar Option Scheme.

Sunset Date

3.5                              The Lonestar Option Scheme will lapse and have no further force or effect if the Effective Date has not occurred on or before the Sunset Date.

4                                        Implementation of Lonestar Option Scheme

Lodgement of Lonestar Option Scheme Order

4.1                              Lonestar must lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Lonestar Option Scheme Order as soon as practicable on or before the first Business Day after the date on which the Court makes that Lonestar Option Scheme Order.

Provision of Lonestar Option Scheme Consideration

4.2                              On the Implementation Date, in consideration for the Scheme Lonestar Optionholders agreeing to the cancellation of the Scheme Lonestar Options, Holdco must issue the Lonestar Option Scheme Consideration to each Scheme Lonestar Optionholder in accordance with clause 5.

Cancellation of Scheme Lonestar Options

4.3                              Subject to the Lonestar Option Scheme becoming Effective and the issue of the Lonestar Option Scheme Consideration in accordance with clause 4.2, on the Implementation Date in consideration for and immediately following the issue of the Lonestar Option Scheme Consideration:

(a)                                the Scheme Lonestar Options, together with all rights and entitlements attaching to them as at the Implementation Date, will be cancelled without the need for any further act by any Scheme Lonestar Optionholder; and

(b)                                Lonestar must update the Register to reflect the cancellation.

5                                        Provision of Lonestar Option Scheme Consideration

Provision of Lonestar Option Scheme Consideration

5.1                              Lonestar must use its best endeavours to procure that, on the Implementation Date, in consideration for the cancellation of the Scheme Lonestar Options held by each Scheme

Lonestar Optionholder under the terms of this Lonestar Option Scheme, Holdco issues to such Scheme Lonestar Optionholders one Holdco Option for every two Scheme Lonestar Options held by them on the Scheme Record Date.

5.2                              Fractional entitlements to Lonestar Option Scheme Consideration will be rounded down to the nearest whole number of Holdco Options.

Terms of new Holdco Options

5.3                              Each Holdco Option will:

(a)                                have an exercise price per Holdco Share as set out in the table in Schedule 1 which corresponds with the exercise price per Lonestar Share of the relevant Lonestar Options which it replaces;

(b)                                have an exercise period equal to the unexpired exercise period of the relevant Lonestar Options it replaces;

(c)                                 be vested to the same extent and have the same terms as to vesting as the relevant Lonestar Options it replaces, ignoring any deemed vesting which arises by reason of the Share Scheme; and

(d)                                otherwise be issued on the terms of the Holdco Employee Stock Option Plan.

Obligations of Scheme Lonestar Optionholders

5.4                              Each Scheme Lonestar Optionholder who will be issued with Holdco Options under the Lonestar Option Scheme agrees:

(a)                                that this Lonestar Option Scheme constitutes his/her acceptance of an offer of the Holdco Options for the purposes of the Holdco Employee Stock Option Plan;

(b)                                to become an optionholder of Holdco;

(c)                                 to have their name and address entered into the register of optionholders maintained by Holdco; and

(d)                                to be bound by the certificate of incorporation and bylaws of Holdco as in force from time to time in respect of the Holdco Options.

6                                        Dealings in Lonestar Options

Determination of Scheme Lonestar Optionholders

6.1                              Each Scheme Lonestar Optionholder will be entitled to participate in the Lonestar Option Scheme.

Exercise of Lonestar Options

6.2                              Lonestar must issue, and register the relevant Lonestar Optionholder as the holder of, Lonestar Shares resulting from the valid exercise of a Lonestar Option which is received on or before 12:00 pm on the Business Day immediately prior to the Scheme Record Date.

6.3                              Lonestar will not accept for registration or recognise for any purpose any exercise of a Lonestar Option received after 12:00 pm on the Business Day immediately prior to the

Scheme Record Date and, after such time, the Lonestar Options will not be capable of exercise notwithstanding the terms on which the Lonestar Options were granted.

Maintenance of Register

6.4                              For the purpose of determining entitlements to the Lonestar Option Scheme Consideration, Lonestar will, until the Lonestar Option Scheme Consideration has been paid to Scheme Lonestar Optionholders, maintain or procure the maintenance of the Register in accordance with this clause 6. The Register in this form will solely determine entitlements to the Lonestar Option Scheme Consideration.

Effect of Register

6.5                              Each entry on the Register as at the Scheme Record Date will cease to have any effect other than as evidence of an entitlement of Scheme Lonestar Optionholders to the Lonestar Option Scheme Consideration.

Information to be made available to Holdco

6.6                              As soon as reasonably practicable after the Scheme Record Date and in any event at least 2 Business Days before the Implementation Date, Lonestar will give to Holdco or as it directs, or procure that Holdco be given or as it directs, details of the name, address and number of Scheme Lonestar Options held by each Scheme Lonestar Optionholder as shown in the Register at the Scheme Record Date in the form Holdco reasonably requires.

7                                        General Option Scheme provisions

Appointment of Lonestar as agent and attorney

7.1                              Each Scheme Lonestar Optionholder, without the need for any further act, irrevocably appoints Lonestar and each of the directors and officers of Lonestar (jointly and severally) as its agent and attorney for the purpose of doing all things and executing all deeds, instruments, transfers and other documents that may be necessary or desirable to give full effect to the Lonestar Option Scheme and the transactions contemplated by it, including but not limited to:

(a)                                enforcing the Deed Poll against Holdco; and

(b)                                executing any document or doing any other act necessary or desirable to give full effect to this Lonestar Option Scheme and the transactions contemplated by it.

Agreement by Scheme Lonestar Optionholders

7.2                              Each Scheme Lonestar Optionholder agrees:

(a)                                to the cancellation of its Scheme Lonestar Options together with all rights and entitlements attaching to those Scheme Lonestar Options in accordance with the terms of the Lonestar Option Scheme; and

(b)                                the variation, cancellation or modification (if any) of the rights attached to its Lonestar Options constituted by or resulting from the Lonestar Option Scheme.

Warranty by Scheme Lonestar Optionholders

7.3                              Each Scheme Lonestar Optionholder is deemed to have warranted to Lonestar, and is deemed to have authorised Lonestar to warrant to Holdco as agent and attorney for the Scheme Lonestar Optionholder, that:

(a)                                all of its Scheme Lonestar Options (including all rights and entitlements attaching to them) cancelled under the Lonestar Option Scheme will, on the date of cancellation, be free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind; and

(b)                                it has full power and capacity to deal with its Scheme Lonestar Options (including all rights and entitlements attaching to them).

Lonestar Option Scheme alterations and conditions

7.4                              If the Court proposes to approve the Lonestar Option Scheme subject to any alterations or conditions under section 411(6) of the Corporations Act, Lonestar may, by its counsel or solicitors, and with the consent of Holdco, consent to those alterations or conditions on behalf of all persons concerned, including, for the avoidance of doubt, all Scheme Lonestar Optionholders.

Effect of Lonestar Option Scheme

7.5                              The Lonestar Option Scheme binds Lonestar and all Scheme Lonestar Optionholders (including those who do not attend the Lonestar Option Scheme Meeting, do not vote at that meeting or vote against the Lonestar Option Scheme) and, to the extent of any inconsistency and to the extent permitted by law, overrides the constitution of Lonestar and the terms and conditions of the Scheme Lonestar Options.

No liability when acting in good faith

7.6                              Neither Lonestar nor Holdco, nor any of their respective officers or agents, will be liable to Lonestar Optionholders for anything done or omitted to be done in the performance of the Lonestar Option Scheme in good faith.

Notices

7.7                              Where a notice, transfer, transmission application, direction or other communication referred to in the Lonestar Option Scheme is sent by post to Lonestar, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Lonestar’s registered office.

7.8                              The accidental omission to give notice of the Lonestar Option Scheme Meeting or the non-receipt of such a notice by any Lonestar Optionholder will not, unless so ordered by the Court, invalidate the Lonestar Option Scheme Meeting.

Further assurances

7.9                              Each party must, at its own expense, whenever requested by the other party, promptly do or, to the extent reasonably practicable, arrange for others to do everything, including executing any documents, reasonably necessary to give full effect to this Lonestar Option Scheme and the transactions contemplated by this Lonestar Option Scheme.

Costs and stamp duty

7.10                       Holdco will pay all stamp duty (if any) and any related fines, penalties and interest payable on the cancellation of the Scheme Lonestar Options.

Governing law and jurisdiction

7.11                       The Lonestar Option Scheme is governed by the laws of  New South Wales.

7.12                       Each party irrevocably and unconditionally:

(a)                                submits to the exclusive jurisdiction of the courts of New South Wales; and

(b)                                waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

Schedule 1

Lonestar Option Scheme Consideration

Current type of Option	Expiry date of Lonestar Options	Exercise price of Lonestar Options		Number of Lonestar Options	Exercise price of new Holdco Options		Number of new Holdco Options
Class A	31 Dec 2016	A$	15.00	1,207,042	US$	15.00	603,521
Class B	31 Dec 2016	A$	15.00	270,849	US$	15.00	135,424
Class B 13/14	31 Dec 2016	A$	20.00	185,250	US$	20.00	92,625
Class A 13/14	31 Dec 2017	A$	20.00	255,750	US$	20.00	127,875

Numbers of Lonestar Options and new Holdco Options are presented on an aggregate basis to illustrate the exchange ratio. The actual number of new Holdco Options may change following implementation of the Lonestar Option Scheme as any fractional entitlements will be rounded down.

Annexure 4

Non-employee Option Scheme of Arrangement

Scheme of Arrangement

Lonestar Resources Limited

The holders of options to subscribe for fully
paid ordinary shares in Lonestar Resources
Limited, other than Class A and Class B
Options

Scheme of Arrangement

pursuant to section 411 of the Corporations Act 2001 (Cth)

between	Lonestar Resources Limited (ABN 36 058 714 408) of Ground Floor, 11 Ventnor Ave, West Perth WA 6005 (Lonestar)

and	The holders of options to subscribe for fully paid ordinary shares in Lonestar, other than Class A and Class B Options, as at the Scheme Record Date

Operative provisions

1                                        Definitions and interpretation

Definitions

1.1                              In this document, unless the context requires otherwise:

ASIC means the Australian Securities and Investments Commission.

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, New South Wales.

Corporations Act means the Corporations Act 2001 (Cth).

Court means Federal Court of Australia or such other court of competent jurisdiction under the Corporations Act agreed in writing by Holdco and Lonestar.

Deed Poll means the deed poll in respect of the Non-employee Option Scheme dated [insert date] executed by Holdco in favour of each Scheme Non-employee Optionholder.

Effective means, when used in relation to the Non-employee Option Scheme, the coming into effect, under section 411(10) of the Corporations Act, of the Non-employee Option Scheme Order.

Effective Date means the date on which an office copy of the Non-employee Option Scheme Order approving the Non-employee Option Scheme is lodged with ASIC.

Holdco means Lonestar Resources US Inc. (a corporation formed in the State of Delaware, United States of America).

Implementation Date means the third Business Day after the Scheme Record Date, or such other day as Holdco and Lonestar agree in writing.

Lonestar Option means options to acquire by way of issue Lonestar Shares, that are the existing Class A and Class B Options held by current and former employees of Lonestar.

Lonestar Share means an issued fully paid ordinary share in Lonestar.

Non-employee Option means options to acquire by way of issue Lonestar Shares, other than the Lonestar Options.

Non-employee Option Scheme means this scheme of arrangement under Part 5.1 of the Corporations Act between Lonestar and Scheme Non-employee Optionholders, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by Lonestar and Holdco.

Non-employee Option Scheme Consideration means the consideration to be provided to Scheme Non-employee Optionholders under the terms of this Non-employee Option Scheme for the cancellation of their Scheme Non-employee Options.

Non-employee Option Scheme Meeting means the meeting of Optionholders (other than Excluded Optionholders) ordered by the Court to be convened under section 411(1) of the Corporations Act in relation to the Option Scheme.

Non-employee Option Scheme Order means the orders of the Court approving the Option Scheme, with or without modification, under section 411(4)(b) of the Corporations Act.

Non-employee Optionholder means each person who is registered in the Register as a holder of a Non-employee Option.

Register means the register of shareholders or optionholders, as applicable, of Lonestar.

Registered Address means the address of each Scheme Non-employee Optionholder as recorded in the Register as at the Scheme Record Date.

Related Body Corporate has the meaning given to that term in the Corporations Act.

Scheme Implementation Agreement means the scheme implementation agreement dated [insert date] between Lonestar and Holdco.

Scheme Non-employee Option means a  Non-employee Option held by a Scheme Non-employee Optionholder as at the Scheme Record Date.

Scheme Non-employee Optionholder means each person who holds a Non-employee Option at the Scheme Record Date.

Scheme Record Date means 7.00 pm (Sydney time) on the third Business Day after the Effective Date.

Second Court Date means the first day on which the Court hears the application for the Non-employee Option Scheme Order, or if the application is adjourned or subject to appeal for any reason, the first day on which the adjourned or appealed application is heard.

Sunset Date means:

(a)           5.00 pm on 30 June 2016; or

(b)           such other date and time as agreed in writing between Lonestar and Holdco.

Interpretation

1.2                              In this document:

(a)                                unless the context requires otherwise, a reference:

(i)                                    to the singular includes the plural and vice versa;

(ii)                                 to a gender includes all genders;

(iii)                              to a document or instrument is a reference to that document or instrument as amended, consolidated, supplemented, novated or replaced;

(iv)                             to a clause, paragraph, Schedule or Annexure is to a clause, paragraph, Schedule or Annexure of or to this document;

(v)                                to a law includes any legislation, judgment, rule of common law or equity or rule of any applicable stock exchange, and is a reference to that law as amended, consolidated, supplemented or replaced and includes a reference to any regulation, by-law or other subordinate legislation;

(vi)                             to any time is to Sydney, New South Wales time;

(vii)                          to “$” is to the lawful currency of Australia;

(b)                                the words “including” or “includes” means “including, but not limited to”, or “includes, without limitation” respectively;

(c)                                 where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)                                headings are for convenience only and do not affect interpretation of this document;

(e)                                 if a payment or other act must (but for this clause) be made or done on a day that is not a Business Day, then it must be made or done on the next Business Day; and

(f)                                  if a period must be calculated from, after or before a day or the day of an act or event, it must be calculated excluding that day.

2                                        Preliminary

Lonestar

2.1                              Lonestar is a public company limited by shares, incorporated in Australia and taken to be registered in Western Australia.  Its registered office is at Ground Floor, 11 Ventnor Ave, West Perth WA 6005.

2.2                              Lonestar is admitted to the official list of ASX and Lonestar Shares are quoted on ASX.  Non-employee Options are not quoted on ASX.

2.3                              As at [insert date], 309,334 Non-employee Options were on issue.

Holdco

2.4                              Holdco is a corporation formed in the State of Delaware, United States of America.  Its principal executive office is at 600 Bailey Avenue, Suite 200, Fort Worth, Texas, United States of America.

Effect of Non-employee Option Scheme

2.5                              If the Non-employee Option Scheme becomes Effective:

(a)                                all of the Scheme Non-employee Options, together with all rights and entitlements attaching to the Scheme Non-employee Options at the Implementation Date, will be cancelled; and

(b)                                in consideration of the cancellation of the Scheme Non-employee Options, Lonestar will procure the issue of the Non-employee Option Scheme Consideration to each Scheme Non-employee Optionholder in accordance with the terms of the Non-employee Option Scheme.

Scheme Implementation Agreement

2.6                              Lonestar and Holdco have entered into the Scheme Implementation Agreement which sets out the terms on which Lonestar and Holdco have agreed to implement the Non-employee Option Scheme.

Deed Poll

2.7                              The Non-employee Option Scheme attributes actions to Holdco but does not itself impose an obligation on Holdco to perform those actions. Holdco has executed the Deed Poll in favour of each Scheme Non-employee Optionholder under which it has covenanted, subject to the Non-employee Option Scheme becoming Effective, to perform certain steps attributed to it under the Non-employee Option Scheme and to do all things necessary or desirable to implement the Non-employee Option Scheme, including to issue the Non-employee Option Scheme Consideration.

3                                        Conditions precedent

Conditions precedent to Non-employee Option Scheme

3.1                              The Non-employee Option Scheme is conditional on and will have no force or effect until, the satisfaction of each of the following conditions precedent:

(a)                                all of the conditions precedent set out in clause 3.3 of the Scheme Implementation Agreement, other than those in clauses  3.3(a), (c) and (d), having been satisfied or waived in accordance with the terms of the Scheme Implementation Agreement, before 8.00 am on the Second Court Date;

(b)                                as at 8.00 am on the Second Court Date, neither the Scheme Implementation Agreement nor the Deed Poll having been terminated in accordance with its terms;

(c)                                 the Court making the Non-employee Option Scheme Order; and

(d)                                any other conditions made or required by the Court under section 411(6) of the Corporations Act in relation to the Non-employee Option Scheme, and which are acceptable to Lonestar and Holdco, having been satisfied, and the provisions of clauses 4, 5, 6 and 7 will not come into effect unless and until each of these conditions precedent has been satisfied.

Certificate in relation to conditions precedent

3.2                              Prior to or at the Court hearing on the Second Court Date, Lonestar and Holdco will each provide to the Court a certificate, or such other evidence as the Court requests, confirming (in respect of matters within their knowledge) whether or not all of the conditions precedent to the Non-employee Option Scheme (other than those in relation to this Non-employee Option Scheme and the Share Scheme being approved by the Court pursuant to section 411(4)(b) of the Corporations Act) have been satisfied or waived.

3.3                              The giving of a certificate by each of Lonestar and Holdco under clause 3.2 will, in the absence of manifest error, be conclusive evidence of the satisfaction or waiver of the conditions precedent referred to in the relevant certificate.

Termination

3.4                              Without limiting any rights under the Scheme Implementation Agreement, if the Scheme Implementation Agreement is terminated in accordance with its terms before the Non-employee Option Scheme becomes Effective, each of Holdco and Lonestar are released from:

(a)                                any further obligation to take steps to implement the Non-employee Option Scheme; and

(b)                                any liability with respect to the Non-employee Option Scheme.

Sunset Date

3.5                              The Non-employee Option Scheme will lapse and have no further force or effect if the Effective Date has not occurred on or before the Sunset Date.

4                                        Implementation of Non-employee Option Scheme

Lodgement of Non-employee Option Scheme Order

4.1                              Lonestar must lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Non-employee Option Scheme Order as soon as practicable on or before the first Business Day after the date on which the Court makes that Non-employee Option Scheme Order.

Provision of Non-employee Option Scheme Consideration

4.2                              On the Implementation Date, in consideration for the Scheme Non-employee Optionholders agreeing to the cancellation of the Scheme Non-employee Options, Holdco must issue the Non-employee Option Scheme Consideration to each Scheme Non-employee Optionholder in accordance with clause 5.

Cancellation of Scheme Non-employee Options

4.3                              Subject to the Non-employee Option Scheme becoming Effective and the issue of the Non-employee Option Scheme Consideration in accordance with clauses 4.2, on the Implementation Date in consideration for and immediately following the issue of the Non-employee Option Scheme Consideration:

(a)                                the Scheme Non-employee Options, together with all rights and entitlements attaching to them as at the Implementation Date, will be cancelled without the need for any further act by any Scheme Non-employee Optionholder; and

(b)                                Lonestar must update the Register to reflect the cancellation.

5                                        Provision of Non-employee Option Scheme Consideration

Provision of Non-employee Option Scheme Consideration

5.1                              Lonestar must use its best endeavours to procure that, on the Implementation Date, in consideration for the cancellation of the Scheme Non-employee Options held by each Scheme Non-employee Optionholder under the terms of this Non-employee Option Scheme, Holdco issues to such Scheme Non-employee Optionholders one Holdco Option for every two Scheme Non-employee Options held by them on the Scheme Record Date.

5.2                              Fractional entitlements to Non-employee Option Scheme Consideration will be rounded down to the nearest whole number of Holdco Options.

Terms of new Non-employee Options

5.3                              Each new Holdco Option will:

(a)                                have an exercise price per Holdco Share equal to two times the exercise price per Lonestar Share of the relevant Non-employee Options it replaces, converted from Australian dollars to US dollars at the prevailing Australian/US dollar exchange rate on the Implementation Date as reasonably determined by Lonestar;

(b)                                have an exercise period equal to the unexpired exercise period of the relevant Non-employee Options it replaces;

(c)                                 be vested to the same extent and have the same terms as to vesting as the relevant Non-employee Options it replaces, ignoring any deemed vesting which arises by reason of the Share Scheme; and

(d)                                otherwise be issued on the same terms as the existing Non-employee Options, with necessary changes due to Holdco being the issuer in place of Lonestar.

Obligations of Scheme Non-employee Optionholders

5.4                              Each Scheme Non-employee Optionholder who will be issued with Holdco Options under the Non-employee Option Scheme agrees:

(a)                                to become an optionholder of Holdco;

(b)                                to have their name and address entered into the register of optionholders maintained by Holdco; and

(c)                                 to be bound by the certificate of incorporation and bylaws of Holdco as in force from time to time in respect of the Holdco Options.

6                                        Dealings in Non-employee Options

Determination of Scheme Non-employee Optionholders

6.1                              Each Scheme Non-employee Optionholder will be entitled to participate in the Non-employee Option Scheme.

Exercise of Non-employee Options

6.2                              Lonestar must issue, and register the relevant Non-employee Optionholder as the holder of, Lonestar Shares resulting from the valid exercise of a Non-employee Option which is received on or before 12:00 pm on the Business Day immediately prior to the Scheme Record Date.

6.3                              Lonestar will not accept for registration or recognise for any purpose any exercise of a Non-employee Option received after 12:00 pm on the Business Day immediately prior to the Scheme Record Date and, after such time, the Non-employee Options will not be capable of exercise notwithstanding the terms on which the Non-employee Options were granted.

Maintenance of Register

6.4                              For the purpose of determining entitlements to the Non-employee Option Scheme Consideration, Lonestar will, until the Non-employee Option Scheme Consideration has been paid to Scheme Non-employee Optionholders, maintain or procure the maintenance of the Register in accordance with this clause 6. The Register in this form will solely determine entitlements to the Non-employee Option Scheme Consideration.

Effect of Register

6.5                              Each entry on the Register as at the Scheme Record Date will cease to have any effect other than as evidence of an entitlement of Scheme Non-employee Optionholders to the Non-employee Option Scheme Consideration.

Information to be made available to Holdco

6.6                              As soon as reasonably practicable after the Scheme Record Date and in any event at least 2 Business Days before the Implementation Date, Lonestar will give to Holdco or as it directs, or procure that Holdco be given or as it directs, details of the name, address and number of Scheme Non-employee Options held by each Scheme Non-employee Optionholder as shown in the Register at the Scheme Record Date in the form Holdco reasonably requires.

7                                        General Option Scheme provisions

Appointment of Lonestar as agent and attorney

7.1                              Each Scheme Non-employee Optionholder, without the need for any further act, irrevocably appoints Lonestar and each of the directors and officers of Lonestar (jointly and severally) as its agent and attorney for the purpose of doing all things and executing all deeds, instruments, transfers and other documents that may be necessary or desirable to give full effect to the Non-employee Option Scheme and the transactions contemplated by it, including but not limited to:

(a)                                enforcing the Deed Poll against Holdco; and

(b)                                executing any document or doing any other act necessary or desirable to give full effect to this Non-employee Option Scheme and the transactions contemplated by it.

Agreement by Scheme Non-employee Optionholders

7.2                              Each Scheme Non-employee Optionholder agrees:

(a)                                to the cancellation of its Scheme Non-employee Options together with all rights and entitlements attaching to those Scheme Non-employee Options in accordance with the terms of the Non-employee Option Scheme; and

(b)                                the variation, cancellation or modification (if any) of the rights attached to its Non-employee Options constituted by or resulting from the Non-employee Option Scheme.

Warranty by Scheme Non-employee Optionholders

7.3                              Each Scheme Non-employee Optionholder is deemed to have warranted to Lonestar, and is deemed to have authorised Lonestar to warrant to Holdco as agent and attorney for the Scheme Non-employee Optionholder, that:

(a)                                all of its Scheme Non-employee Options (including all rights and entitlements attaching to them) cancelled under the Non-employee Option Scheme will, on the date of cancellation, be free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind; and

(b)                                it has full power and capacity to deal with its Scheme Non-employee Options (including all rights and entitlements attaching to them).

Non-employee Option Scheme alterations and conditions

7.4                              If the Court proposes to approve the Non-employee Option Scheme subject to any alterations or conditions under section 411(6) of the Corporations Act, Lonestar may, by its counsel or solicitors, and with the consent of Holdco, consent to those alterations or conditions on behalf of all persons concerned, including, for the avoidance of doubt, all Scheme Non-employee Optionholders.

Effect of Non-employee Option Scheme

7.5                              The Non-employee Option Scheme binds Lonestar and all Scheme Non-employee Optionholders (including those who do not attend the Non-employee Option Scheme Meeting, do not vote at that meeting or vote against the Non-employee Option Scheme) and, to the extent of any inconsistency and to the extent permitted by law, overrides the constitution of Lonestar and the terms and conditions of the Scheme Non-employee Options.

No liability when acting in good faith

7.6                              Neither Lonestar nor Holdco, nor any of their respective officers or agents, will be liable to Non-employee Optionholders for anything done or omitted to be done in the performance of the Non-employee Option Scheme in good faith.

Notices

7.7                              Where a notice, transfer, transmission application, direction or other communication referred to in the Non-employee Option Scheme is sent by post to Lonestar, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Lonestar’s registered office.

7.8                              The accidental omission to give notice of the Non-employee Option Scheme Meeting or the non-receipt of such a notice by any Non-employee Optionholder will not, unless so ordered by the Court, invalidate the Non-employee Option Scheme Meeting.

Further assurances

7.9                              Each party must, at its own expense, whenever requested by the other party, promptly do or, to the extent reasonably practicable, arrange for others to do everything, including executing any documents, reasonably necessary to give full effect to this Non-employee Option Scheme and the transactions contemplated by this Non-employee Option Scheme.

Costs and stamp duty

7.10                       Holdco will pay all stamp duty (if any) and any related fines, penalties and interest payable on the cancellation of the Scheme Non-employee Options.

Governing law and jurisdiction

7.11                       The Non-employee Option Scheme is governed by the laws of  New South Wales.

7.12                       Each party irrevocably and unconditionally:

(a)                                submits to the exclusive jurisdiction of the courts of New South Wales; and

(b)                                waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

Schedule 1

Non-employee Option Scheme Consideration

Current type of Non- employee Option	Expiry date of Non- employee Options	Exercise price of Non- employee Options		Number of Non- employee Options	Exercise price of new Holdco Options	Number of new Holdco Options
Amadeus	17 May 2016	A$	18.00	129,334	A$36.00 in US$*	64,667
JP-B	31 Dec 2016	A$	10.00	50,000	A$20.00 in US$*	25,000
JP-C	31 Dec 2017	A$	10.00	60,000	A$20.00 in US$*	30,000
JP-D	31 Dec 2018	A$	10.00	70,000	A$20.00 in US$*	35,000

* A$ exercise prices are to be converted to US dollars at the prevailing Australian/US dollar exchange rate on the Implementation Date, as reasonably determined by Lonestar. Holdco Options will have an exercise price per Holdco Share in US$ equal to that amount.

Numbers of Lonestar Options and new Holdco Options are presented on an aggregate basis to illustrate the exchange ratio. The actual number of new Holdco Options may change following implementation of the Lonestar Option Scheme as any fractional entitlements will be rounded down.

Annexure 5

Deed Poll

Deed Poll

By Lonestar Resources US Inc.

in favour of each Scheme Shareholder,
Scheme Lonestar Optionholder and Scheme
Non-employee Optionholder

Title	Deed Poll

Date	2016

By	Lonestar Resources US Inc. (a corporation formed in the State of Delaware, United States of America) of 600 Bailey Avenue, Suite 200, Fort Worth, Texas, United States of America (Holdco)

in favour of	Each holder of issued fully paid ordinary shares in Lonestar Resources Limited (ABN 36 058 714 408) (Lonestar) as at the Scheme Record Date (Scheme Shareholder);

each holder of issued options to subscribe for fully paid ordinary shares in Lonestar, known as Class A and Class B Options as at the Scheme Record Date (Scheme Lonestar Optioholder); and

each holder of issued options to subscribe for fully paid ordinary shares in Lonestar, other than Class A and Class B Options, as at the Scheme Record Date (Scheme Non-employee Optionholder),

collectively, the Scheme Shareholders and Optionholders.

Recitals

D                                      Lonestar and Holdco are parties to a Scheme Implementation Agreement dated [31 December] 2015 (Scheme Implementation Agreement).

E                                       Holdco is entering into this Deed Poll for the purpose of covenanting in favour of Scheme Shareholders and Scheme Optionholders to perform certain of its obligations under the Scheme Implementation Agreement and certain steps attributed to it under the Schemes, including ensuring that the Share Scheme Consideration is issued to Scheme Shareholders and the Option Scheme Consideration is issued to Scheme Optionholders.

F                                        The effect of the Share Scheme will be that the Scheme Shares, together with all rights and entitlements attaching to them, will be transferred to Holdco in exchange for the Share Scheme Consideration.

G                                      The effect of the Option Schemes will be that the Scheme Options, together with all rights and entitlements attaching to them, will be cancelled in exchange for the Option Scheme Consideration.

Operative provisions

1                                        Definitions and interpretation

Definitions

Schemes means:

(a)                                the scheme of arrangement under Part 5.1 of the Corporations Act between Lonestar and Scheme Shareholders, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act;

(b)                                the scheme of arrangement under Part 5.1 of the Corporations Act between Lonestar and Lonestar Optionholders, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act; and

(c)                                 the scheme of arrangement under Part 5.1 of the Corporations Act between Lonestar and Non-employee Optionholders, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act.

Interpretation

1.2                              Words and phrases defined in the Schemes have the same meanings in this Deed Poll unless the context requires otherwise.

1.3                              Clause 1.2 of the Schemes apply to the interpretation of this Deed Poll except that references to “this document” in that clause are to be read as references to “this Deed Poll”.

2                                        Nature of Deed Poll

2.1                              Holdco acknowledges that:

(a)                                this Deed Poll may be relied on and enforced by any Scheme Shareholder, Scheme Lonestar Optionholder or Scheme Non-employee Optionholder in accordance with its terms, even though the Scheme Shareholders, Scheme Lonestar Optionholders and Scheme Non-employee Optionholders are not a party to it; and

(b)                                under the Schemes, each Scheme Shareholder, Scheme Lonestar Optionholder and Scheme Non-employee Optionholder irrevocably appoints Lonestar and each of the directors and officers of Lonestar (jointly and severally) as its agent and attorney to enforce this Deed Poll against Holdco.

3                                        Conditions precedent and termination

Conditions precedent

3.1                              Holdco’s obligations under clause 4 in relation to a Scheme are subject to that Scheme becoming Effective.

Termination

3.2                              Holdco’s obligations under this Deed Poll will automatically terminate and the terms of this Deed Poll will have no further force or effect if:

(a)                                the Scheme Implementation Agreement is terminated in accordance with its terms prior to the occurrence of the Effective Date for the Schemes; or

(b)                                the Share Scheme does not become Effective on or before the Sunset Date,

unless Holdco and Lonestar otherwise agree in writing.

3.3                              If the Share Scheme becomes Effective but the Option Schemes do not become Effective on or before the Sunset Date, Holdco’s obligations under this Deed Poll will not terminate and the terms of this Deed Poll will continue to have force such that Holdco will be required to satisfy its obligations in respect of the Share Scheme.

Consequences of termination

3.4                              If this Deed Poll is terminated under clause 3.2, then, in addition and without prejudice to any other rights, powers or remedies available:

(a)                                Holdco is released from its obligations to further perform this Deed Poll, except for any obligations which by their nature survive termination; and

(b)                                each Scheme Shareholder, Scheme Lonestar Optionholder and Scheme Non-employee Optionholder retains the rights it has against Holdco in respect of any breach of this Deed Poll which occurred before its termination.

4                                        Provision of Scheme Consideration

4.1                              Subject to clause 3, Holdco undertakes to each:

(a)                                Scheme Shareholder:

(i)                                    to issue to each Scheme Shareholder (or, in accordance with the terms of the Share Scheme, to a nominee appointed by Holdco, on its behalf where such Scheme Shareholder is an Ineligible Foreign Shareholder) the Share Scheme Consideration;

(ii)                                 that the Holdco Shares to be issued to Scheme Shareholders in accordance with the terms of the Share Scheme rank equally in all respects with all other Holdco voting shares on issue as at the Implementation Date; and

(iii)                              to undertake all other actions attributed to it under, and otherwise comply with its obligations in, the Share Scheme as if it were a party to the Share Scheme,

subject to and in accordance with the provisions of the Share Scheme.

(b)                                Scheme Lonestar Optionholder:

(i)                                    to issue to each Scheme Lonestar Shareholder the Lonestar Scheme Consideration; and

(ii)                                 to undertake all other actions attributed to it under, and otherwise comply with its obligations in, the Lonestar Option Scheme as if it were a party to the Lonestar Option Scheme, subject to and in accordance with the provisions of the Lonestar Option Scheme.

(c)                                 Scheme Non-employee Optionholder:

(i)                                    to issue to each Scheme Non-employee Optionholder the Non-employee Option Scheme Consideration; and

(ii)                                 to undertake all other actions attributed to it under, and otherwise comply with its obligations in, the Non-employee Option Scheme as if it were a party to the Non-employee Option Scheme, subject to and in accordance with the provisions of the Non-employee Option Scheme.

5                                        Representations and warranties

5.1                              Holdco represents and warrants that:

(a)                                it is a corporation validly existing under the laws of the place of its incorporation;

(b)                                it has the corporate power to enter into and perform its obligations under this Deed Poll and to carry out the transactions contemplated by this Deed Poll;

(c)                                 it has taken all necessary corporate action to authorise the entry into this Deed Poll and has taken or will take all necessary corporate action to authorise the performance of this Deed Poll and to carry out the transactions contemplated by this Deed Poll; and

(d)                                this Deed Poll is valid and binding upon it and enforceable against it in accordance with its terms.

6                                        Continuing obligations

6.1                              This Deed Poll is irrevocable and, subject to clause 3, remains in full force and effect until the earlier of:

(a)                                Holdco having fully performed its obligations under this Deed Poll; and

(b)                                the termination of this Deed Poll under clause 3.2.

7                                        Notices

7.1                              Any notice or other communication given to Holdco under or in connection with this Deed Poll must be:

(a)                                in legible writing and in English;

(b)                                addressed to Holdco at the address or fax number set out below:

Attention:	Frank D. Bracken, III
Address:	600 Bailey Avenue, Suite 200, Fort Worth, Texas 76107
Fax:	+1 817 806 5112

(c)                                 signed by the sender or a person duly authorised by the sender; and

(d)                                sent to Holdco by hand, prepaid post (airmail if to or from a place outside Australia) or fax.

7.2                              Without limiting any other means by which a party may be able to prove that a notice has been received by Holdco, a notice will be considered to have been received:

(a)                                if sent by hand, when left at the address of Holdco;

(b)                                if sent by pre-paid post, three Business Days (if posted within Australia to an address in Australia) or 10 Business Days (if posted from one country to another) after the date of posting; or

(c)                                 if sent by fax, on receipt by the sender of an acknowledgment or transmission report generated by the sender’s machine indicating that the whole fax was sent to Holdco’s fax number, but if a notice is served by hand, or is received by Holdco’s fax, on a day that is not a Business Day, or after 5.00 pm (Holdco’s local time) on a Business Day, the notice will be considered to have been received by Holdco at 9.00 am (Holdco’s local time) on the next Business Day.

8                                        General

Stamp duty

8.1                              Holdco:

(a)                                must pay all stamp duty (if any) and any related fines, penalties and interest in respect of the Schemes and this Deed Poll, the performance of this Deed Poll and each transaction effected by or made under this Deed Poll; and

(b)                                indemnifies each Scheme Shareholder, Scheme Lonestar Optionholder and Non-employee Optionholder on demand against any liability arising from failure to comply with clause 8.1(a).

Waiver

8.2                              Failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by law or under this Deed Poll by any party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other right, power or remedy provided by law or under this Deed Poll.

8.3                              No waiver of a breach of any term of this Deed Poll will operate as a waiver of another breach of that term or of a breach of any other term of this Deed Poll.

8.4                              Nothing in this Deed Poll obliges a party to exercise a right to waive any conditional term of this agreement that may be in its power.

8.5                              A provision of or right under this Deed Poll may not be waived except in writing signed by the person granting the waiver.

Variation

8.6                              A provision of this Deed Poll may not be varied unless the variation is agreed to in writing by Holdco and Lonestar, and the Court indicates that the variation would not of itself preclude approval of the Schemes. A variation which complies with this clause is effective when Holdco enters into a further deed poll in favour of each Scheme Shareholder, Scheme Lonestar Optionholder and Non-employee Optionholder giving effect to the amendment.

Rights cumulative

8.7                              The rights, powers and remedies of Holdco and of each Scheme Shareholder, Scheme Lonestar Optionholder and Scheme Non-employee Optionholder under this Deed Poll are cumulative and do not exclude any other rights, powers or remedies provided by law independently of this Deed Poll.

Assignment

8.8                              The rights and obligations of Holdco and of each Scheme Shareholder, Scheme Lonestar Optionholder and Scheme Non-employee Optionholder under this Deed Poll are personal and must not be assigned, encumbered or otherwise dealt with at law or in equity.

Further assurances

8.9                              Each party must, at its own expense, whenever requested by the other party, promptly do or, to the extent reasonably practicable, arrange for others to do everything, including executing any documents, reasonably necessary to give full effect to this Deed Poll and the transactions contemplated by this Deed Poll.

Governing law and jurisdiction

8.10                       This Deed Poll is governed by the laws of New South Wales.

8.11                       Holdco irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of New South Wales.

Execution

Executed as a deed.

Signed by
Lonestar Resources US Inc.
by an authorised officer:

Signature of authorised officer

Name: Frank D. Bracken, III
Title: Chief Executive Officer